Exhibit 2.1


                                                               EXECUTION VERSION




                MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT




                                      among


                                BARNES GROUP INC.

                           BARNES GROUP CANADA CORP.,

                               KAR PRODUCTS, LLC,

                        A. & H. BOLT & NUT COMPANY LTD.,

                            GC-SUN HOLDINGS II, L.P.,

                           A. & H. BOLT HOLDINGS, INC.

                      SUNSOURCE CANADA INVESTMENT COMPANY,

                                  GC-SUN, INC.,

                              GC-SUN G.P. II, INC.,

                               GC-SUN G.P., INC.,

                                       and

                              GC-SUN HOLDINGS, L.P.



                                January 15, 2003

                                TABLE OF CONTENTS


                                                                          Page

ARTICLE 1  DEFINITIONS........................................................1

ARTICLE 2  THE TRANSACTION...................................................11

            2.1     Sale and Purchase of the Interests.......................12

            2.2     Sale and Purchase of the Canadian Assets;
                    Assumption of Canadian Assumed Liabilities...............12

            2.3.    Purchase Price; Closing Payment..........................12

            2.4     Inventory Inspection.....................................13

            2.5     Post Closing Adjustment to Purchase Price................14

            2.6.    Allocation of Purchase Price.............................16

            2.7.    Reconciliation of Cash...................................16

ARTICLE 3  CLOSING AND CLOSING DATE..........................................17

            3.1.    Closing..................................................17

            3.2.    Documents to be delivered to the Buyers by
                    the Seller Parties.......................................17

            3.3.    Documents to be delivered to the Sellers by
                    the Buyers...............................................19

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES..............20

            4.1.    Organization.............................................21

            4.2.    Authorization of Transaction.............................21

            4.3.    Authority of the Parents; Issuance;
                    US Seller's Title to the Interests.......................21

            4.4.    Intentionally Omitted....................................22

            4.5.    Consents and Approvals; No Violation.....................22

            4.6.    Capitalization...........................................22

            4.7.    Financial Statements.....................................23

            4.8.    Subsequent Events........................................24

            4.9.    Tax Matters..............................................26

            4.10.    Contracts...............................................28

            4.11.    Real Property...........................................30

            4.12.    Intellectual Property...................................31

            4.13.    Litigation..............................................32

            4.14.    Employee Benefit Matters................................33

            4.15.    Labor Relations.........................................38

            4.16.    Environmental Matters...................................40

            4.17.    Legal Compliance........................................41

            4.18.    Permits.................................................41

            4.19.    Assets..................................................41

            4.20    Accounts Receivable......................................41

            4.21.    Machinery; Fixtures and Equipment.......................41

            4.22.    Inventory...............................................41

            4.23    Insurance................................................42

            4.24.    Brokers' Fees...........................................42

            4.25.    Investment in Barnes Parent Common Stock................42

            4.26    Banks; Powers of Attorney................................43

            4.27    Certain Payments.........................................43

            4.28    Customers and Suppliers..................................43

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES...............44

            5.1.    Organization of the Buyers...............................44

            5.2.    Authorization of Transaction.............................44

            5.3.    Consents and Approvals; No Violation.....................45

            5.4.    Litigation...............................................45

            5.5.    Brokers' Fees............................................45

            5.6.    Investment Intent........................................45

            5.7.    Financial Capability.....................................46

            5.8.    Capitalization...........................................46

            5.9.    SEC Reports..............................................46

            5.10.    Financial Statements....................................47

            5.11.    No Material Adverse Change..............................47

            5.12.    Residence; GST Status...................................47

ARTICLE 6  PRE-CLOSING COVENANTS.............................................47

            6.1.    General..................................................47

            6.2.    Notices and Consents.....................................47

            6.3.    Carry on in Regular Course...............................48

            6.4.    Assignment of Executive Employment Contracts.............50

            6.5.    Access...................................................50

            6.6     Benefit Plans............................................51

            6.7.    Notice of Developments; Schedules;
                    Updating Schedules.......................................51

            6.8     No Solicitation or Negotiation...........................51

            6.9     Transfer of Owned Real Property..........................52

            6.10    Liens....................................................52

            6.11    Purchase Order List......................................52

            6.12    Customer List and Supplier List..........................52

            6.13    Guarantees...............................................52

            6.14    No Hire..................................................52

            6.15    Offer of Employment to Canadian Employees................53

ARTICLE 7  POST-CLOSING COVENANTS............................................53

            7.1     Use of Intellectual Property.............................53

            7.2     Restrictive Covenants....................................53

            7.3     Acquisition Bonuses......................................55

            7.4     Certain Financial Information............................56

            7.5     D&O Indemnitees..........................................56

            7.6     Further Assurances.......................................57

            7.7     Agreement Regarding Company 401(k) Plan..................57

            7.8     Transition Services......................................58

            7.9     Misdirected Receivables..................................58

ARTICLE 8  TAX MATTERS.......................................................58

            8.1     Indemnity................................................58

            8.2     Returns and Payments.....................................59

            8.3     Refunds..................................................60

            8.4     Contests.................................................60

            8.5     Time of Payment..........................................61

            8.6     Cooperation and Exchange of Information..................62

            8.7     Conveyance Taxes.........................................62

            8.8     Accounts Receivable Election.............................62

            8.9     Canadian Sales and Transfer Taxes........................63

            8.10    Goods and Services Tax and Harmonized
                    Sales Tax Election.......................................63

            8.11    Self-Assessment of Goods and Services Tax
                    and Harmonized Sales Tax on Real Property................63

            8.12    Retail Sales Tax Certificate.............................63

ARTICLE 9  CONDITIONS TO CLOSING.............................................63

            9.1.    Conditions to Obligation of the Buyers...................63

            9.2.    Conditions to Obligation of the Seller Parties...........65

ARTICLE 10  TERMINATION......................................................66

            10.1    Termination..............................................66

            10.2    Effect of Termination....................................67

ARTICLE 11  INDEMNIFICATION..................................................67

            11.1    Survival of Representations..............................67

            11.2    Indemnification of the Buyers............................67

            11.3    Indemnification of the Seller Parties....................68

            11.4    Intentionally Omitted....................................69

            11.5    Procedures...............................................69

            11.6    Limitations on Indemnification;
                    Additional Indemnification Provisions....................69

ARTICLE 12  MISCELLANEOUS....................................................71

            12.1.    Press Releases and Announcements........................72

            12.2.    Expenses................................................72

            12.3.    Amendments; Waivers.....................................72

            12.4.    Successors and Assigns..................................72

            12.5.    Severability............................................72

            12.6.    Counterparts............................................72

            12.7.    Descriptive Headings....................................72

            12.8.    Notices.................................................72

            12.9.    No Third-Party Beneficiaries............................73

            12.10.    Entire Agreement.......................................74

            12.11.    Construction...........................................74

            12.12.    Incorporation of Schedules.............................74

            12.13.    Governing Law..........................................74

            12.14.    Submission to Jurisdiction.............................74

            12.15.    Waiver of Jury Trial...................................74

Schedules and Exhibits
----------------------

2.2(a)            Canadian Assets
2.2(b)            Canadian Excluded Assets
2.5               Accounting Methodology
3.2(f)            Registration Rights Agreement
3.2(i)            Transition Services Agreement
3.2(j)(1)         Owned Real Property Lease - Des Plaines Property
3.2(j)(2)         Owned Real Property Lease - Windsor Property
3.2(k)            Required Consents
4.1               Organization
4.5               Consent,  Approvals and Notices
4.7(a)            Financial Statements
4.8               Subsequent Events
4.9(a)            Tax Returns
4.9(b)            Audits
4.9(d)            Tax Adjustments and Threatened Audits
4.9(e)(1)         Tax Claims
4.9(e)(2)         Taxing Jurisdictions
4.9(h)            Timely Filing of Tax Returns
4.9(m)            Threatened Investigation, Audit or Claims
4.10(a)           Certain Contracts
4.10(b)           Certain Contracts
4.10(c)           Undisclosed Contracts
4.11(a)           Real Property - Owned Real Property
4.11(b)           Real Property - Leased Real Property
4.12(a)           Intellectual Property - Trademarks
4.12(c)           Intellectual Property - Licenses
4.13              Litigation
4.14(a)           Plans
4.14(d)           Plan Contributions
4.14(f)           Transaction Payments
4.14(g)           Benefits Beyond Retirement
4.14(n)           Terminability of Plan
4.15(a)           Threatened Strikes and Labor Slow downs
4.15(b)           Collective Bargaining Agreements
4.15(c)           Employees
4.15(d)           Retired Employees
4.15(e)           Terminated Employees
4.15(g)           Sales Incentive Programs
4.15(h)           Sales Employment Agreements
4.15(i)           Employee Sales
4.15(j)           Notices of Termination
4.15(k)           Liability Under Employment Laws

Schedules and Exhibits
----------------------
4.15(l)           Unpaid Salary, etc.
4.16(d)           Hazardous Releases
4.16(e)           Hazardous Materials on Real Property
4.16(g)           Environmental Reports
4.18              Permits
4.19              Liens
4.20              Accounts Receivable
4.22              Inventory
4.23              Insurance
4.26              Banks; Powers of Attorney
4.28(a)           Customers
4.28(b)(1)        Suppliers
4.28(b)(2)        Supplier Price Increases
6.4               Executive Employment Contracts
7.5               D&O Indemnitees
9.1(h)            Guarantees

                                                                   CONFIDENTIAL

                MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT

         THIS MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of January 15, 2003, by and among Barnes Group Inc., a Delaware corporation, Barnes Group Canada Corp., a Nova Scotia unlimited liability company, KAR PRODUCTS, LLC, a Delaware limited liability company, A. &
H. BOLT & NUT COMPANY LTD., an Ontario corporation; SUNSOURCE CANADA INVESTMENT COMPANY, a Nova Scotia unlimited liability company, GC-SUN HOLDINGS II, L.P., a Delaware limited partnership; A & H BOLT HOLDINGS, INC., a Delaware corporation, GC-SUN, INC., a Delaware corporation, GC-SUN G.P. II, INC., a Delaware corporation, GC-SUN G.P., INC., a Delaware corporation, and GC-SUN HOLDINGS, L.P., a Delaware limited partnership.

                                    RECITALS

         WHEREAS, the Buyers desire to purchase from the Sellers, and the Sellers desire to sell to the Buyers, the Interests and the Canadian Assets, all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants, agreements, representations, and warranties herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


                  For purposes of this Agreement, the following terms have the meanings set forth below:

                  "Accounting Methodology" means those accounting methods and policies set forth on Schedule 2.5 and the attachments thereto.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

                  "Agreement" means this Membership Interest and Asset Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

                  "Ancillary Agreements" means, collectively, the Registration Rights Agreement, the Assignment of Interests, the Transition Services Agreement, the Owned Real Property Leases, the Bill of Sale, the Assumption Agreement, and the Trademark Assignment.

                  "Annual Financial Statements" has the meaning set forth in
Section 4.7(a).

                  "Assignment of Interests" has the meaning set forth in Section 3.2(a).

                  "Assumption Agreement" has the meaning set forth in Section 3.3(b).

                  "Bankruptcy Event" means, with respect to any Person, (i) the commencement by such Person of a voluntary case under, or the consent by such Person to the entry of an order for relief in an involuntary case under, any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Law now or hereafter in effect, or (ii) the consent by such Person to the appointment of, or taking possession by, a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or of any substantial part of its assets, or (iii) the making of a general assignment by such Person generally to pay its debts as they benefit creditors, or (iv) the admission in writing of such Person of its inability to pay its debts as they become due in the ordinary course of business, or (v) the adoption of a resolution by its directors or shareholders (or analogous managers or equity owners) in furtherance of any of the foregoing, or (vi) the entry by a court of competent jurisdiction of a decree or order for relief in respect of such Person in an involuntary case under any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Law now or hereafter in effect and the continuance of such decree or order unstayed and in effect for a period of sixty (60) days, or (vii) the appointment of a receiver, examiner, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or of any substantial part of its assets, or (viii) the ordering of the winding up or liquidation of its affairs, or conversion of a pending reorganization proceeding into a proceeding under Chapter 7 of the Bankruptcy Code or other proceeding to liquidate or otherwise dispose of a substantial part of such Person's properties.

                  "Barnes Common Stock" has the meaning given to that term in
Section 2.3(c).

                  "Barnes Credit Facilities" means, collectively, (i) the 7.66% Senior Notes dated November 12, 1999, (ii) the 7.80% Senior Notes dated November 12, 1999, (iii) the 8.59% Senior Notes dated November 21, 2000, and (iv) that certain Senior Unsecured Revolving Credit Agreement dated as of June 14, 2002.

                  "Base Purchase Price" has the meaning given to that term in
Section 2.3.

                  "Bill of Sale" has the meaning given to that term in Section 3.2(b).

                  "Book Cash" means, for any Person, the amount of the cash and cash equivalents account on the books of such Person on the applicable determination date as determined in accordance with US generally accepted accounting principles, consistently applied

                  "Business" has the meaning given to that term in Section
7.2(a).

                  "Business Day" means any calendar day except for Saturday or Sunday or any statutory holidays observed in the cities of New York, New York, Bristol, Connecticut, Chicago, Illinois or Toronto, Ontario.

                  "Buyer Indemnitees" has the meaning set forth in Section 11.2.

                  "Buyer Parties" means, prior to the Closing, the Buyers, and from and after the Closing, means the Buyers and the US Company.

                  "Buyers" means, collectively, and "Buyer" means, individually, the US Buyer and Canadian Buyer.

                  "Canadian Assets" mean all of those assets set forth on
Schedule 2.2(a), excluding the Canadian Excluded Assets.

                  "Canadian Assumed Contracts and Plans" means those Contracts to which the Canadian Company is a party and the Canadian Plans.

                  "Canadian Assumed Liabilities" means all liabilities and obligations of the Canadian Company, other than Canadian Retained Liabilities, including the following (except to the extent a Canadian Retained Liability):

                           (a) all obligations and liabilities of the Canadian
Company under the Canadian Assumed Contracts and
Plans;

                           (b) all accounts payable of the Canadian Company that
are accrued and unpaid as of the Closing;

                           (c) all liability to pay expenses of the Canadian
Company, including, without limitation, all obligations and liabilities for refunds, adjustments, promotional and other allowances, exchanges, returns, and warranty, guarantee and merchantability claims in respect of any and all products sold or manufactured by the Canadian Company at any time before the Closing Date;

                           (d) all obligations and liabilities arising under
Canadian Laws to Canadian Employees; and

                           (e) all obligations and liabilities relating to or
arising from the Canadian Buyer's ownership or use of the Canadian Assets from and after the Closing.

                  "Canadian Buyer" means BARNES GROUP CANADA CORP.

                  "Canadian Cash Consideration" has the meaning set forth in
Section 2.3(a).

                  "Canadian Charter Documents" means, collectively, the Articles of Incorporation and the By-laws of the Canadian Company.

                  "Canadian Closing Balance Sheet" means the balance sheet of the Canadian Company as of the Closing Balance Sheet Determination Date prepared in accordance with US generally accepted accounting principles, consistently applied, and using the Accounting Methodology.

                  "Canadian Company" means A. & H. BOLT & NUT COMPANY LTD.

                   "Canadian Employees" means all employees, and dependent and independent contractors employed or engaged by the Canadian Company as of the Closing, including employees on disability, pregnancy, parental, or other leaves of absence.

                  "Canadian Excluded Assets" means those assets of the Canadian Company set forth on Schedule 2.2(b).

                  "Canadian Net Worth" means the amount resulting from net worth calculation for the Canadian Company computed using the Accounting Methodology.

                  "Canadian Plans" has the meaning set forth in Section 4.14(a).

                  "Canadian Retained Liabilities" means the following liabilities and obligations of the Canadian Company: (a) liabilities for Taxes imposed on the Canadian Company or any predecessor (including, without limitation, taxes imposed under the Employer Health Tax Act (Ontario)), (b) liabilities or obligations based on violations of Environmental Laws arising out of the treatment, storage, disposal, recycling, reuse or arrangements for disposal (whether at the Owned Real Property, Leased Real Property or other locations) of wastes and Hazardous Materials generated, used, handled or transported by or on behalf of the Canadian Company in connection with its operations or the ownership, use or occupancy of the Owned Real Property and Leased Real Property on or prior to the Closing Date, or the presence of Hazardous Materials at the Owned Real Property or Leased Real Property prior to the Closing Date, (c) liabilities related to indebtedness under those Contracts set forth, or required to be set forth, on Schedule 4.10(a)(i) and related to guarantees of obligations under those Contracts set forth, or required to be set forth, on Schedule 4.10(a)(ii), and (d) liabilities otherwise covered by policies of insurance under which the Canadian Company has coverage, but only to the extent the Canadian Company actually recovers thereunder.

                  "Canadian Seller" means the Canadian Company.

                  "Charter Documents" means, collectively, the Canadian Charter Documents and the US Charter Documents.

                  "Claim" has the meaning set forth in Section 11.5.

                  "Closing" has the meaning set forth in Section 3.1.

                  "Closing Balance Sheet Determination Date" means 11:59 p.m. central time on the day immediately preceding the Closing Date.

                  "Closing Balance Sheets" means, collectively, the US Closing Balance Sheet and the Canadian Closing Balance Sheet.

                  "Closing Date" has the meaning set forth in Section 3.1.

                  "Closing Date Exchange Rate" means the U.S./Canadian dollar exchange rate as reported by Reuters Group PLC on www.reuters.com at 9:00 a.m., eastern time, on the Closing Date.

                  "Closing Payment" has the meaning set forth in Section 2.3(b).

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Companies" means, collectively, and "Company" means, individually, the US Company and the Canadian Company.

                  "Companies Intellectual Property" has the meaning given to that term in Section 4.12(a).

                  "Company 401(k) Plan" has the meaning set forth in Section
7.7.

                  "Contract" means any contract, agreement, lease, commitment, instrument, license, guaranty, note, bond, indenture, mortgage, deed, deed of trust, or purchase order, whether oral or in writing, and all amendments, schedules and exhibits thereto.

                  "Customers" has the meaning set forth in Section 4.28(a).

                  "D&O Indemnitee" or "D&O Indemnitees" has the meaning set forth in Section 7.5(a).

                  "D&O Policy" has the meaning set forth in Section 7.5(d).

                  "Damages" means any and all losses, charges, claims, damages, liabilities, Liens, diminution in value, obligations, judgments, settlements, fines, penalties, awards, demands, offsets, reasonable out-of-pocket costs, expenses and reasonable attorneys' fees (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing a party's right to indemnification against any indemnifying party or with respect to any appeal), but excluding, except and solely to the extent such types of Damages are actually paid in respect of a third party Claim, any consequential damages, special damages, punitive damages, exemplary damages, multiple damages and other penalty damages.

                  "Des Plaines Property" means that certain parcel of the Real Property commonly known as 461 North Third Avenue, Des Plaines, Illinois 60016.

                  "Dollars" and "$" means, unless otherwise specified, the lawful currency of the United States of America.

                  "Environmental Claims" means any and all administrative, regulatory, Canadian common law, or other form of judicial actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law, or any permit issued under any such Environmental Law.

                  "Environmental Law" means any Law relating to the protection of human health and the environment, including, without limitation, the air, surface water, groundwater or land, and/or governing the handling, use, generation, treatment, storage, shipping, Release, licensing or disposal of Hazardous Materials, promulgated under any Law in effect and in each case as amended as of the Closing Date, including, without limitation, the following:
Occupational Health and Safety Act; Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.ss. 6901 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3804 et seq.; Environmental Protection Act, R.S.O. 1990, c. E-19; Environmental Bill of Rights, S.O. 1993, c. 28; Ontario Water Resources Act, R.S.O. 1990, c. 0-40; Canadian Environmental Protection Act, S.C. 1999, c. 33; and Fisheries Act, R.S.C. 1985, c. F-14.

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

                  "Estimated US Book Cash" has the meaning set forth in Section 2.7.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Executive Employment Contracts" has the meaning set forth in
Section 6.4.

                  "Financial Statements" has the meaning set forth in Section 4.7(a).

                  "Great Plains Settlement" means that certain Settlement Agreement and Release, dated June 3, 2002, by and between Great Plains Software, O.C., Inc., and the US Company.

                  "Governmental Entity" means any government or any governmental agency, ministry, authority, bureau, board, commission, department, political subdivision or court, whether federal, state, provincial, municipal, or local, domestic or foreign.

                  "Hart-Scott-Rodino Act" means the United States
Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                  "Hazardous Materials" means any chemical, material, substance, radiation, sound, vibration, or a combination of them, defined as or included in the definition of "contaminant," "pollutant," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "regulated substances" or words of similar import, under any applicable Environmental Law.

                  "Independent Accounting Firm" has the meaning set forth in
Section 2.5(b).

                  "Intellectual Property" means, with respect to any Person, (a) all inventions (whether patented or not patented, patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all domain names, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all trade secrets (including know-how, formulas, compositions, techniques, technical data, designs, drawings, specifications, confidential business information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Interests" means all of the membership interests in the US Company.

                  "Inventory Purchase Orders" means purchase orders (a) delivered to a Company by a customer for purchase of inventory from the Company, or (b) delivered by the Company to a Person for the purchase of goods or services by the Company.

                  "IRS" has the meaning set forth in Section 4.14(e).

                  "June 2002 Financial Statements" has the meaning set forth in
Section 4.7(a).

                  "KAR Retirement Plan" has the meaning set forth in Section 4.14(b).

                  "Knowledge of the Sellers" means the actual knowledge of Robert San Julian, Donna Snopek, Ronald D. Wray, John P. Radke, Anthony Rallo, Brian Frank, David S. Evans, or Lawrence Rutowski.

                  "Law" means any federal, state, provincial, municipal, or local, domestic or foreign, constitutional provision, statute, law (including, without limitation, any Canadian common law), ordinance, by-law, rule, code, guideline, standard, regulation, Permit, decree, injunction, judgment, order or legally binding ruling, determination, finding, directive or writ of any Governmental Entity.

                   "Lien" means any lien, mortgage, pledge, security interest, charge, claim, easement, encroachment, restrictive covenant, right of occupation, hypothecation, option or privilege, or other encumbrance.

                  "Leased Real Property" has the meaning set forth in Section 4.11(b).

                  "Material Adverse Effect" or "Material Adverse Change" means, with respect to any Person, any material adverse effect or material adverse change in the condition (financial or otherwise), assets, liabilities, obligations, operations, or results of operations of such Person other than any effect or change arising out of (a) any change in the economy in general, or (b) any change in the markets in which the Person operates. Material Adverse Effect or Material Adverse Change shall include, without limitation, the occurrence of a Bankruptcy Event with respect to such Person.

                  "Net Worths" means, collectively, the US Net Worth and the Canadian Net Worth.

                  "Non-Company Participants" has the meaning set forth in
Section 7.7.

                  "Owned Real Property" has the meaning set forth in Section 4.11(a).

                  "Owned Real Property Buyer" has the meaning set forth in
Section 6.9.

                  "Owned Real Property Leases" has the meaning set forth in
Section 3.2(j).

                  "Parents" means, collectively, and "Parent" means, individually, A & H BOLT HOLDINGS, INC., SUNSOURCE CANADA INVESTMENT COMPANY, GC-SUN, INC., GC-SUN G.P. II, INC., GC-SUN G.P., INC., and GC-SUN HOLDINGS, L.P.

                  "Parking Lot Lease" means that certain Parking Lot Lease, dated February 1, 1998, between Commonwealth Edison Co. and the US Company, as amended or supplemented, and any subsequent lease thereto with respect to the leased premises identified therein.

                  "Parking Lot Sublease" has the meaning set forth in Section 3.2(s).

                  "Permit" means any license, permit, registration, concession, franchise, certificate of authority or order, certificate of occupancy, certificate of approval, approval, authorization or any waiver of the foregoing, issued by any Governmental Entity.

                  "Permitted Lien" means (a) any Lien for Taxes, assessments or governmental charges or claims that are not yet delinquent and are accrued or reserved for, to the extent appropriate, on the Financial Statements or, following the Closing, the Closing Balance Sheets, (b) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in each case (i) with respect to amounts that are not yet delinquent and are accrued or reserved for, to the extent appropriate, on the Financial Statements or, following the Closing, the Closing Balance Sheets, or
(ii) which are being contested in good faith and are accrued or reserved for, to the extent appropriate, on the Financial Statements or, following the Closing, the Closing Balance Sheets, (c) any Lien securing rental payments under capital or operating lease arrangements, (d) restrictions on the transfer of securities existing under security Laws, and (e) any exceptions, encroachments or discrepancies disclosed by a survey of any Real Property, easements, rights-of-way, and minor defects or irregularities in title that in the aggregate do not materially adversely affect the use or occupancy of any Real Property by the applicable Company as currently used or occupied.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

                  "Plan" or "Plans" has the meaning set forth in Section
4.14(a).

                  "Plan Spin-Off" has the meaning set forth in Section 7.7.

                  "Purchase Price" has the meaning set forth in Section 2.3.

                  "Real Property" means Leased Real Property and Owned Real Property.

                  "Real Property Leases" has the meaning set forth in Section 4.11(b)(v).

                  "Registration Rights Agreement" has the meaning set forth in
Section 3.2(f).

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment (whether internal or external).

                  "Required Consents" has the meaning set forth in Section
3.2(k).

                  "Resolution Period" has the meaning set forth in Section
2.5(b).

                  "Restricted Legend" means the following legend placed on the Barnes Common Stock:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER A STATE LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR (2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE LAWS RELATING TO THE DISPOSITION OF SUCH SECURITIES.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF __________________, 2003, AMONG THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE HOLDER OF SUCH SECURITIES. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT, AS AMENDED, WILL BE FURNISHED PROMPTLY WITHOUT CHARGE BY THE ISSUER TO THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UPON WRITTEN REQUEST.

                  "Retainage" has the meaning set forth in Section 2.3(d).

                  "Sales Employees" shall mean all employees who are employed or otherwise engaged as part of the sales force of the Companies, including, without limitation, all division vice presidents, district sales managers, zone sales managers, sales supervisors, area managers, service writers, customer satisfaction managers and customer service specialists.

                  "Sales Employment Agreements" has the meaning set forth in
Section 4.15(h) hereof.

                  "SEC" means the United States Securities and Exchange Commission.


                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Seller Indemnitees" has the meaning set forth in Section
11.3.

                  "Seller Parties" means, prior to the Closing, each of the Parents, the US Seller and the Companies, and means from and after the Closing, each of the Parents, the US Seller and the Canadian Company.

                  "Sellers" means, collectively, and "Seller" means, individually, the Canadian Seller and the US Seller.

                  "September 2002 Financial Statements" has the meaning set forth in Section 4.7(a).

                  "Shared Records" means any books, records, reports or other information of the Companies that contain information which, following the Closing, Sellers may reasonably require, including, without limitation, in connection with the preparation of any Tax Returns, and other financial or similar information related to Sellers and the Companies.

                   "Stock Value" means, with respect to Barnes Common Stock, the quotient of (i) the sum of the "Volume Weighted Average Price" per share reported on the Bloomberg Professional Financial Service for the twenty (20) Trading Days immediately preceding (but excluding) the date of determination, divided by (ii) twenty (20).

                  "Suppliers" has the meaning given to that term in Section 4.28(b).

                  "Tax" or "Taxes" means any federal, state, provincial, municipal, local or foreign net income, gross income, gross receipts, sales, use, goods and services or other value-added or ad valorem, transfer, franchise, profits, capital, license, lease, service, service use, withholding, payroll, employment, social security or other social, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including Canada Pension Plan and Employment Insurance premiums and Workers' Compensation payments and any related interest, penalty or addition thereto.

                  "Tax Documents" has the meaning set forth in Section 8.6.

                  "Tax Return or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

                  "Threshold Indemnity Amount" has the meaning set forth in
Section 11.6(a).

                  "Trademark Assignment" has the meaning set forth in Section 3.2(c).

                  "Trademarks" has the meaning set forth in Section 4.12(a).

                  "Trading Day" means any trading day on the New York Stock Exchange during which more than 5,000 shares of Barnes Common Stock are traded.

                  "Transition Services Agreement" has the meaning set forth in
Section 3.2(i).

                  "US Buyer" means BARNES GROUP INC.

                  "US Buyer Financials" has the meaning set forth in Section
5.10.

                  "US Buyer SEC Reports" has the meaning set forth in Section
5.9.

                  "US Cash Consideration" has the meaning set forth in Section 2.3(b).

                  "US Charter Documents" means, collectively, (i) the Certificate of Formation of the US Company, (ii) the certificate of limited partnership of the US Seller, (iii) the operating agreement of the US Company, and (iv) the limited partnership agreement of the US Seller.

                  "US Closing Balance Sheet" means the balance sheet of the US Company as of the Closing Balance Sheet Determination Date prepared in accordance with US generally accepted accounting principles, consistently applied, and using the Accounting Methodology.

                  "US Company" means KAR PRODUCTS, LLC.

                  "US Net Worth" means the amount resulting from the net worth calculation for the US Company computed using the Accounting Methodology.

                  "US Plans" has the meaning set forth in Section 4.14(a).

                  "US Seller" means GC-SUN HOLDINGS II, L.P.

                  "US Stock Consideration" has the meaning set forth in Section 2.3(c).

                  "WARN Act" has the meaning given to that term in Section 4.15(f).

                  "Windsor Property" means that certain parcel of the Real Property commonly known as 1624 Howard Avenue, Windsor, Ontario, Canada N8X 3T7, including the improvements thereon and the soils, groundwater and contents thereof below ground surface.

                  "Year-end Count" has the meaning set forth in Section 2.4(a).

                                    ARTICLE 2

                                 THE TRANSACTION

                  2.1 Sale and Purchase of the Interests. Upon and subject to the terms and provisions of this Agreement, the US Buyer shall purchase and accept delivery from the US Seller, and the US Seller shall sell, assign, transfer and deliver to the US Buyer, at the Closing, the Interests, validly issued and outstanding, non-assessable, fully paid, and free and clear of all Liens other than restrictions on the transfer of securities existing under securities Laws.

                  2.2 Sale and Purchase of the Canadian Assets; Assumption of Canadian Assumed Liabilities.

                       (a) Sale and Purchase of the Canadian Assets. Upon and subject to the terms and provisions of this Agreement, the Canadian Buyer shall purchase and accept delivery from the Canadian Seller, and the Canadian Seller shall sell, assign, transfer and deliver to the Canadian Buyer, at the Closing, all of the Canadian Assets free and clear of all Liens other than Permitted Liens.

                       (b) Canadian Excluded Assets. Notwithstanding anything to the contrary in this Agreement or in any of the Ancillary Agreements, the Canadian Seller will not sell to the Canadian Buyer, and the Canadian Buyer will not acquire any interest in, the Canadian Excluded Assets.

                       (c) Assumption of Canadian Assumed Liabilities. Upon and subject to the terms and provisions of this Agreement, at the Closing the Canadian Buyer shall assume and shall pay, perform and discharge when due the Canadian Assumed Liabilities.

                       (d) Canadian Retained Liabilities. Notwithstanding anything to the contrary in this Agreement or in any of the Ancillary Agreements, the Canadian Buyer shall not assume any of, and the Canadian Seller shall remain responsible for, the Canadian Retained Liabilities.

                  2.3. Purchase Price; Closing Payment. The aggregate purchase price payable in cash and securities for the Interests and the Canadian Assets will be Seventy-eight Million Five Hundred Thousand Dollars ($78,500,000) (the "Base Purchase Price"), subject to adjustment following the Closing pursuant to
Section 2.5 hereof (as so adjusted, the "Purchase Price"). The Base Purchase Price will be paid by the Buyers to the Sellers as follows:

                       (a) At the Closing, the Canadian Buyer shall deliver to the Canadian Seller, via wire transfer to a Canadian account specified by the Canadian Seller no less than five (5) Business Days prior to the Closing Date, the Canadian dollar equivalent (as determined using the Closing Date Exchange
Rate) of Four Million Dollars ($4,000,000) (the "Canadian Cash Consideration");

                       (b) At the Closing, the US Buyer shall deliver to the US Seller, via wire transfer to an account specified by the US Seller no less than five (5) Business Days prior to the Closing Date, the sum of Fifty-Six Million Dollars ($56,000,000) (the "US Cash

Consideration"; the aggregate of the Canadian Cash Consideration and the US Cash Consideration is sometimes referred to herein as the "Closing Payment");

                       (c) At the Closing, the US Buyer shall deliver to the US Seller that whole number (with any fractional shares to be paid in cash, unless US Buyer elects to round up the number of shares) of validly issued, fully paid and non-assessable shares of the common stock of US Buyer ("Barnes Common Stock") bearing the Restricted Legend, that when multiplied by the Stock Value (as determined on the date that is two (2) Business Days prior to the Closing
Date) equals Fifteen Million Five Hundred Thousand Dollars ($15,500,000) (the "US Stock Consideration"); and

                       (d) At the Closing, the US Buyer shall issue in the name of the US Seller that whole number (with any fractional shares to be paid in cash, unless US Buyer elects to round up the number of shares) of shares of Barnes Common Stock that when multiplied by the Stock Value (as determined on the date that is two (2) Business Days prior to the Closing Date) equals Three Million Dollars ($3,000,000) (including amounts distributed in respect thereof, if any, as contemplated by clause (ii) below, the "Retainage"). The Retainage will be held by the US Buyer in escrow pursuant to this Section 2.3(d) until delivered to US Seller as follows:

                            (i) Subject to Section 2.5(d) and the provisions of
the Registration Rights Agreement, US Seller shall remain the record owner of all Retainage and shall have the right to exercise any and all voting rights that may attach thereto.

                            (ii) US Seller authorizes the US Buyer (A) to
receive any increase in or non-cash profits on the Retainage, including securities or other non-cash distributions, and to hold the same as part of the Retainage; and (B) to hold the cash receipts from any payment or distribution with respect to the Retainage as part of the Retainage.

                            (iii) Until the Retainage is delivered to US Seller
pursuant to Section 2.3(d)(iv), US Seller (A) will defend the Retainage against the claims and demands of all other parties, and will keep the Retainage free from all Liens other than Permitted Liens, (B) will not sell, transfer, assign, or otherwise dispose of the Retainage or any interest therein, and (C) will pay all Taxes which may be levied or assessed against the Retainage.

(iv) Subject to Section 2.5(d), the US Buyer shall deliver to the US Seller the Retainage within five (5) Business Days of the later of (i) the final determination of the Closing Balance Sheets, and (ii) in the event any amount is owed by Sellers to Buyers under Section 2.5(c), final payment by the Sellers of all amounts due by the Sellers, if any, pursuant to Section 2.5(c).

                  2.4 Inventory Inspection.

                       (a) The Sellers shall provide to the Buyers the results of the physical count of the inventory of the Companies performed by the Companies on January 2 - 3, 2003 (the "Year-end Count"), as soon as such results are available.

                       (b) For purposes of preparing the Closing Balance Sheets, the Buyers may, at their sole option, either (i) use the Year-end Count as adjusted by reference to the inventory purchase and sale records of the Companies (in which case the Year-end Count shall be binding on the parties for purposes of the preparation of the Closing Balance Sheets), or (ii) at the Buyers' sole expense, conduct a physical count, or test counts, of the inventory of the Companies within ten (10) Business Days after the Closing Date as of the Closing Balance Sheet Determination Date, which count, or test counts, the Sellers and their representatives may observe and in which the Sellers and their representatives may participate. In the event the Buyers conduct such a physical count or test counts as set forth under this Section 2.4(b), the Buyers shall provide the results and the supporting detail related to any such physical count, or test counts, to the Sellers, and the results of such physical count, or test counts, shall (rather than the Year-end Count), to the extent not disputed by the Sellers within ten (10) Business Days after the receipt by the Sellers of such results, be binding on the parties for purposes of the preparation of the Closing Balance Sheets pursuant to Section 2.5 hereof.

                  2.5  Post Closing Adjustment to Purchase Price.

                       (a) As soon as reasonably practical following the Closing (but in no event more than ninety (90) days after the Closing Date), taking into account the inventory count performed in accordance with Section 2.4(a) or 2.4(b), as appropriate, the Buyers shall prepare and deliver to the Sellers (i) the Closing Balance Sheets, which Buyers may, at their sole option and expense, have audited within such ninety (90) day period; and (ii) based on the Closing Balance Sheets, a calculation of the US Net Worth and the Canadian Net Worth. Sellers shall cooperate fully with Buyers in the preparation of the Closing Balance Sheets. All expenses incurred in connection with the preparation of the Closing Balance Sheets shall be the responsibility of the Buyers.

                       (b) The Closing Balance Sheets and the Net Worths shall become final and binding upon the parties unless, within sixty (60) days following delivery to the Sellers by the Buyers of the Closing Balance Sheets and the Net Worths, the Sellers notify the Buyers of their objection thereto, which objection may only be that the Closing Balance Sheets or the Net Worths were not properly computed in accordance with the Accounting Methodology and this Section 2.5. Any notice of objection shall specify in reasonable detail the reasons for objection. If the Sellers so notify the Buyers of their objection to the Closing Balance Sheets and/or the Net Worths, the Sellers and the Buyers shall negotiate in good faith to resolve any differences. If, within thirty (30) days following the receipt of such notice by the Buyers (the "Resolution Period"), any of such differences have not been resolved, then the parties shall submit the dispute to KPMG LLP or another mutually agreed independent accounting firm selected by Buyers and the Sellers (the "Independent Accounting Firm"). The Independent Accounting Firm will conduct its own review and evaluate those items or amounts in the Closing Balance Sheets relevant to the calculation of the Net Worths and shall determine only those items still in dispute at the end of the Resolution Period and shall determine whether such items have been prepared in accordance with the terms of this Agreement and, with respect to both Closing Balance Sheets, with US generally accepted accounting principles, consistently applied. The Independent Accounting Firm will be granted reasonable access to all records of the Companies necessary for the conduct of such review, and the parties hereto agree to follow such procedures and make such submissions to the Independent Accounting Firm as it may request in conducting its review and making its determination under this Section 2.5(b). Buyers and Sellers shall instruct the Independent Accounting Firm to not assign a value to any item in dispute greater than the highest value for such item assigned by Buyers or Sellers, or less than the lowest value for such item assigned by Buyers or Sellers. Each party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. The Independent Accounting Firm's determination shall be made within forty-five (45) days after its engagement (which engagement shall be made no later than ten (10) Business Days after the end of the Resolution Period), or as soon thereafter as possible, shall be set forth in a written statement delivered to the Sellers and the Buyers and shall be final, conclusive, non-appealable and binding for all purposes hereunder. In the event the Sellers object to the Closing Balance Sheets and the Net Worths in accordance with this Section 2.5(b), the Closing Balance Sheets and the Net Worths, adjusted to reflect the determination of the Independent Accounting Firm with respect to the disputed items and the agreed resolutions with respect to items for which the Sellers and the Buyers have reached a resolution, shall become final and binding upon the parties. The determination of the Independent Accounting Firm shall not be deemed an award subject to review under the Federal Arbitration Act or any other statute. The fees and expenses of the Independent Accounting Firm in resolving any differences pursuant to this Section 2.5(b) shall be paid one-half by the Sellers and one-half by the Buyers.

                       (c) Within ten (10) days following the final determination of the Closing Balance Sheets and the Net Worths in accordance with Section 2.5(b):

                            (i) If the sum of the US Net Worth plus the Canadian
Net Worth is greater than $29,061,000 (which amount was computed by reference to the June 2002 Financial Statements and the September 2002 Financial Statements in accordance with the Accounting Methodology, and which amount is subject to adjustment as set forth therein), the US Buyer shall deliver to the US Seller, at the sole option of the US Buyer, either (1) that whole number (with any fractional shares to be paid in cash, unless Buyers elect to round up the number of shares) of shares of Barnes Common Stock that when multiplied by the Stock Value (as determined on the date that is two (2) Business Days prior to the Closing Date) equals the amount of such excess, or (2) by wire transfer of immediately available funds, cash in an amount equal to such excess; or

                            (ii) If the sum of US Net Worth plus the Canadian
Net Worth is less than $29,061,000 (which amount was computed by reference to the June 2002 Financial Statements and the September 2002 Financial Statements in accordance with the Accounting Methodology, and which amount is subject to adjustment as set forth therein), the US Seller shall deliver to the US Buyer, at the sole option of US Seller, either (1) that whole number (with any fractional shares to be paid in cash, unless Sellers elect to round up the number of shares) of shares of Barnes Common Stock that when multiplied by the Stock Value (as determined on the date that is two (2) Business Days prior to the Closing Date) equals the amount of such deficiency, or (2) by wire transfer of immediately available funds, cash in an amount equal to such deficiency.

                       (d) In the event Sellers shall not have paid any amount due to Buyers under this Section 2.5 when due (or shall not have authorized the delivery of the applicable number of shares out of the Retainage to Buyers), then, upon not less than five (5) days written notice to Sellers, Buyers shall be permitted to offset amounts due to Buyers from Sellers under Section 2.5(c)(ii), if any, against the Retainage. As soon as practicable following any such offset, Buyers shall provide Sellers with notice of such offset. In the event of, and to the extent of, any such offset, ownership of that portion of the Retainage so off-set shall revert to US Buyer, and all rights of US Seller to the off-set portion of the Retainage set forth in Section 2.3(d) shall terminate.

                  2.6. Allocation of Purchase Price. The parties shall allocate the sum of the Canadian Cash Consideration and Canadian Assumed Liabilities to the purchase and sale of the Canadian Assets, and allocate the sum of the US Cash Consideration, the US Stock Consideration and the Retainage to the purchase and sale of the Interests. However, such allocations shall be adjusted appropriately based on any adjustment in US Net Worth and Canadian Net Worth, such adjustment to be allocated as between the Canadian Assets and the Interests based on Canadian Net Worth and US Net Worth, as shall be agreed among the Buyers and Sellers. US Seller and Canadian Seller agree to keep each other whole so that as between US Seller and Canadian Seller, US Seller enjoys the benefit or burden of any changes in the US Net Worth and the Canadian Seller enjoys the benefit or burden of any changes in the Canadian Net Worth. US Buyer and Canadian Buyer agree to keep each other whole so that as between US Buyer and Canadian Buyer, US Buyer enjoys the benefit or burden of any changes in the US Net Worth and the Canadian Buyer enjoys the benefit or burden of any changes in the Canadian Net Worth. Each party agrees to report such allocation on its Tax Returns and not to take a position on any Tax Return that is in any manner inconsistent with such allocation without the written consent of the other parties or unless required by Law. US Buyer and the US Seller shall use commercially reasonable efforts to jointly complete a Form 8594 so that each such party may separately file such form with its federal income Tax Return for the tax year in which the Closing Date occurs. Canadian Buyer and Canadian Seller shall use commercially reasonable efforts to prepare a schedule of the allocation of the total Canadian consideration among the Canadian Assets. If Buyers and the Sellers are unable to reach agreement with respect to such allocations, then each such party shall make its own determination of such allocations for tax reporting purposes.

                  2.7. Reconciliation of Cash. On the Closing Date, but prior to the Closing, the US Seller shall prepare and deliver to the US Buyer a good faith estimate of the Book Cash of the US Company (the "Estimated US Book Cash") as of the Closing Balance Sheet Determination Date. At the Closing, the US Buyer shall deliver to US Seller, via wire transfer of immediately available funds to an account specified by US Seller no less than five (5) Business Days prior to Closing, an amount equal to the Estimated US Book Cash. Within ten (10) days following the final determination of the Closing Balance Sheets, if the difference between the Book Cash of the US Seller set forth on the US Closing Balance Sheet and the Estimated US Book Cash is:

                       (a) positive, then the US Buyer shall deliver to the US Seller, by wire transfer of immediately available funds, cash in an amount equal to such difference; and

                       (b) negative, then the US Seller shall deliver to the US Buyer, by wire transfer of immediately available funds, cash in an amount equal to such difference.

                                    ARTICLE 3

                            CLOSING AND CLOSING DATE

                  3.1. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned in accordance with the provisions of Article 10 hereof, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. (Eastern time) as soon as practicable following the date on which all of the conditions to the respective obligations of the parties set forth in Article 9 (other than those conditions to be satisfied at Closing) shall have been satisfied or waived (such date and time on and at which the Closing actually occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of the Buyers' US counsel, Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022.

                  3.2. Documents to be delivered to the Buyers by the Seller Parties. At the Closing, the Seller Parties will deliver to the Buyers:

                       (a) An Assignment of Membership Interest, executed by the US Seller, in proper form for transfer of the Interests to the US Buyer (the "Assignment of Interests");

                       (b) A bill of sale and general assignment duly executed by the Canadian Seller in form and substance reasonably acceptable to the Canadian Buyer documenting the sale, assignment, transfer and delivery to the Canadian Buyer of all of the Canadian Assets pursuant to the terms of this Agreement (the "Bill of Sale");

                       (c) An assignment of trademarks duly executed by the Canadian Seller in form and substance reasonably acceptable to the Canadian Buyer for recording with the Canadian Registrar of Trademarks the assignment to the Canadian Buyer of the Trademarks owned by Canadian Company (the "Trademark Assignment");

                       (d) Duly executed resignations of, or evidence of removal of, (i) all of the directors of the US Company, (ii) Ronald D. Wray as an officer of the US Company, (iii) those individuals that are parties to the Executive Employment Contracts as directors and/or officers of the Sellers, C&J Fasteners, Inc., Brampton Fastener Co. Limited, the Parents and each of their Affiliates;

                       (e) (i) All of the US Company's Contracts, books, records, and other data relating to the operations of the US Company, including the minute books of the US Company, and (ii) copies of those books and records of the Canadian Company specified by Buyers in writing at least five (5) Business Days prior to Closing;

                       (f) The Registration Rights Agreement in the form attached hereto as Exhibit 3.2(f) (the "Registration Rights Agreement") duly executed by the US Seller;

                       (g) The opinion of U.S. counsel for the Seller Parties in form and substance reasonably acceptable to the parties;

                       (h) The opinion of Canadian counsel for the Seller Parties in form and substance reasonably acceptable to the parties;

                       (i) The Transition Services Agreement in the form attached hereto as Exhibit 3.2(i) (the "Transition Services Agreement") duly executed by Brampton Fastener Co. Limited and C&J Fasteners, Inc.;

                       (j) The Owned Real Property Leases in the forms attached hereto as Exhibits 3.2(j)(1) and 3.2(j)(2) (the "Owned Real Property Leases") duly executed by the Owned Real Property Buyer and the Canadian Company, respectively, together with evidence of the transfer of the Des Plaines Property to the Owned Real Property Buyer as contemplated by Section 6.9;

                       (k) Those third party approvals, consents, novations and waivers that are listed on Schedule 3.2(k) (the "Required Consents");

                       (l) Certificates of good standing of the US Company, the US Seller, and each of the Parents (other than Sunsource Canada Investment Company) from the Secretary of State of the state of Delaware, and a certificate from the Secretary of State of the states of each jurisdiction in which the US Company is qualified or licensed to conduct business as a foreign corporation in such state, dated not earlier than 10 days prior to the Closing Date;

                       (m) Certificates of status issued not earlier than 10 days prior to the Closing Date by applicable Governmental Entities with respect to the Canadian Company and Sunsource Canada Investment Company certifying as to the legal existence thereof;

                       (n) Certificates, in form and substance reasonably acceptable to the US Buyer, executed by the Secretary or Assistant Secretary of each of the US Company, the US Seller, and each Parent, dated the Closing Date, and certifying as to the incumbency and genuine signature of the officers who executed this Agreement and the Ancillary Agreements to which the US Company, the US Seller, or the Parents are a party, respectively, and certifying that attached thereto are (i) true and complete copies of the US Charter Documents as amended and as in effect as of the Closing Date, and (ii) the resolutions duly adopted by the Board of Directors, Managers or General Partners, as appropriate, of the US Company, the US Seller and each Parent authorizing the execution, delivery and performance of this Agreement and each Ancillary Agreement to which the US Company, the US Seller, or the Parents are a party, which resolutions shall not have been modified, rescinded, or amended and shall be in full force and effect as of the Closing Date;

                       (o) Certificates, in form and substance reasonably acceptable to the Canadian Buyer, executed by the Secretary or Assistant Secretary of the Canadian Company dated the Closing Date, and certifying as to the incumbency and genuine signature of the officers who executed this Agreement and the Ancillary Agreements to which the Canadian Company is a party, and certifying that attached thereto are true and complete copies of
(i) the Canadian Charter Documents as amended and as in effect as of the Closing Date, (ii) the resolutions duly passed by the Board of Directors of the Canadian Company and duly adopted by the shareholder of the Canadian Company authorizing the execution, delivery, and performance of this Agreement and each Ancillary Agreement to which the Canadian Company is a party, as well as the approval of the transfer of the Canadian Assets to the Canadian Buyer, which resolutions shall not have been modified, rescinded, or amended and shall be in full force and effect as of the Closing Date;

                       (p) A certification of US Seller's non-foreign status as set forth in U.S. Treasury Regulation Section 1.1445-2(b);

                       (q) A duly executed election form pursuant to Section 167 of the Excise Tax Act (Canada);

                       (r) Assignments of the Leased Real Property leased to the Canadian Seller;

                       (s) A sublease of the Parking Lot Lease ("Parking Lot Sublease") in form and substance reasonably acceptable to the US Buyer, duly executed by the Owned Real Property Buyer, together with evidence of the assignment of the Parking Lot Lease, if applicable, to the Owned Real Property Buyer;

                       (t) A stock power with respect to the Retainage, duly executed in blank by the US Seller;

                       (u) A document, in proper form for filing with the appropriate authorities in the Province of Quebec, necessary to terminate the P.P.S.S. filing having registration number 00-0051021-0001, duly executed by the secured party thereunder; and

                       (v) Such other certificates and documents as are necessary to transfer to the Buyers the Interests and the Canadian Assets.

                  3.3. Documents to be delivered to the Sellers by the Buyers. At the Closing, the Buyers will deliver to the Sellers:

                       (a) Certificates representing the US Stock Consideration;

                       (b) An assumption agreement in form and substance reasonably acceptable to the Canadian Seller duly executed by the Canadian Buyer documenting the assumption of the Canadian Assumed Liabilities by the Canadian Buyer pursuant to the terms of this Agreement (the "Assumption Agreement");

                       (c) The Registration Rights Agreement duly executed by the US Buyer;

                       (d) The opinion of U.S. counsel for the Buyers in form and substance reasonably acceptable to the parties;

                       (e) The opinion of Canadian counsel for the Buyers in form and substance reasonably acceptable to the parties;

                       (f) The Transition Services Agreement duly executed by the Canadian Buyer and the US Company;

                       (g) Each of the Owned Real Property Leases duly executed by either the US Company or the Canadian Buyer, as the case may be;

                       (h) Certificate of good standing of the US Buyer from the Secretary of State of the State of Delaware, dated not earlier than 10 days prior to the Closing Date;

                       (i) Certificates of status issued not earlier than 10 days prior to the Closing Date by applicable Governmental Entities with respect to the Canadian Buyer certifying as to the legal existence thereof;

                       (j) A certificate, in form and substance reasonably acceptable to the US Seller, executed by the Secretary of the US Buyer, dated the Closing Date, and certifying as to the incumbency and genuine signature of the US Buyer's officers who executed this Agreement and the Ancillary Agreements, and certifying that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the US Buyer authorizing the execution, delivery, and performance of this Agreement and each Ancillary Agreement to which the US Buyer is a party, which resolutions have not been modified, rescinded, or amended and are in full force and effect as of the Closing Date;

                       (k) A certificate, in form and substance reasonably acceptable to the Canadian Seller, executed by the Secretary of the Canadian Buyer, dated the Closing Date, and certifying as to the incumbency and genuine signature of the Canadian Buyer's officers who executed this Agreement and the Ancillary Agreements, and certifying that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Canadian Buyer authorizing the execution, delivery, and performance of this Agreement and each Ancillary Agreement to which the Canadian Buyer is a party, which resolutions have not been modified, rescinded, or amended and are in full force and effect as of the Closing Date;

                       (l) A duly executed exemption election form pursuant to
Section 167 of the Excise Tax Act (Canada); and

                       (m) The Parking Lot Sublease duly executed by the US Company.

                                    ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

                  The Seller Parties, jointly and severally, represent and warrant to the Buyer Parties that the statements contained in this Article 4 are true, correct and complete:

                  4.1. Organization. The US Company is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. The Canadian Company is validly existing corporation under the laws of the Province of Ontario. Each of the Companies has all company or corporate power and authority to own or lease all of its properties and assets and to conduct its business as currently conducted, and each are duly qualified and in good standing as a foreign company or corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on such Company. Except as set forth on Schedule 4.1, neither Company owns nor has the contractual right or obligation to acquire, directly or indirectly, any equity interest in any Person.

                  4.2. Authorization of Transaction. Each of the Companies has all requisite corporate or company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which each of the Companies is a party by each such Company and the consummation by each such Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Managers or Board of Directors of each of the Companies, as the case may be, and, in the case of the Canadian Company, by the sole shareholder of the Canadian Company, and no other corporate, company or other proceedings on the part of any Company are necessary to authorize this Agreement and each Ancillary Agreement to which the Companies are parties or to consummate the transactions so contemplated. This Agreement and the Ancillary Agreements to which any of the Companies are parties have been duly and validly executed and delivered by each such Company and constitute the legal, valid and binding agreements of such Company, enforceable against such Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws relating to or affecting creditors' rights generally and general equitable principles.

                  4.3. Authority of the Parents; Issuance; US Seller's Title to the Interests. The US Seller and each of the Parents (other than Sunsource Canada Investment Company) are duly organized and validly existing corporations, limited partnerships, or limited liability companies, as the case may be, in good standing under the laws of the state of their organization. The US Seller and each Parent has all requisite legal capacity, power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which the US Seller or such Parent is a party, to perform its obligations hereunder and thereunder and consummate the transactions contemplated herein and therein. This Agreement and the Ancillary Agreements to which the US Seller and/or any Parent is a party have been duly and validly executed and delivered by the US Seller and/or such Parent, as the case may be, and constitute the valid and binding agreements thereof, enforceable against the US Seller and/or such Parent, as the case may be, in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws relating to or affecting creditors' rights generally and general equitable principles. The Interests are duly authorized and validly issued. The US Seller has good and valid title to and is the lawful, legal, record and beneficial owner of the Interests. At the Closing and upon payment of the Closing Payment and delivery of the US Stock

Consideration, (i) the US Buyer will receive good and valid title to the Interests free and clear of all Liens other than restrictions on the transfer of securities existing under securities Laws, and (ii) the Canadian Buyer will receive good and valid title to the Canadian Assets free and clear of all Liens other than Permitted Liens.

                  4.4. Intentionally Omitted.

                  4.5. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement and each Ancillary Agreement to which any of the Seller Parties is a party by the Seller Parties nor the performance by the Seller Parties of their respective obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the Charter Documents, or charter or similar governing documents of any of the other Seller Parties,
(ii) except as set forth in section (ii) of Schedule 4.5 and except for any filings required under the Hart-Scott-Rodino Act, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or third party to be obtained or made by any of the Seller Parties, (iii) except as set forth in section (iii) of Schedule 4.5, violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of any Seller Party, or cause an indemnity payment to be made by any Seller Party under, or result in the creation or imposition of any Lien upon any properties, assets or business of any Seller or Company under any (A) Contract,
(B) Permit or (C) order, judgment or decree to which any Seller Party is a party or by which any Seller Party or any of its assets or properties is bound or encumbered, (iv) give any Person the right to require any Seller Party to purchase or repurchase any notes, bonds or instruments of any kind, or (v) violate any Law applicable to any Seller or Company or any of their properties or assets, except with respect to clauses (iii), (iv) and (v) for any such violations, breaches, conflicts, defaults, terminations, accelerations or rights that would not reasonably be expected to result in a Material Adverse Effect on any Company.

                  4.6. Capitalization.

                       (a) The membership interests of the US Company are comprised of one class of interests. The US Seller is the sole member and holder of membership interests in the US Company. Except for the obligation of the US Seller to sell, transfer and assign the Interests arising under this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), appreciation rights, redemption rights, repurchase rights, voting, buy-sell or other agreements, arrangements, calls, commitments or rights of any kind relating to membership interests of the US Company or obligating the US Company to issue or sell any membership interests or other equity interests in the US Company. As of the date of this Agreement, there are no outstanding contractual obligations of the US Company to repurchase, redeem or otherwise acquire any membership interests or other equity interests in the US Company.

                       (b) Sunsource Canada Investment Company is the sole shareholder of the Canadian Company. There are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), appreciation rights, redemption rights, repurchase rights, voting, buy-sell or other agreements, arrangements, calls, commitments or rights of any kind relating to capital stock of the Canadian Company or obligating the Canadian Company to issue or sell any capital stock or other equity interests in the Canadian Company.

                  4.7. Financial Statements.

                       (a) Attached hereto as Schedule 4.7(a) is a true, correct and complete copy of (i) the unaudited balance sheets of each of the Companies at December 31, 2000, and 2001, and the unaudited statements of income and cash flow of each of the Companies for the period from March 2, 2000, to December 31, 2000, and for the year ended December 31, 2001 (collectively, the "Annual Financial Statements"), (ii) the unaudited balance sheets of each of the Companies at June 30, 2002, and the unaudited statements of income and cash flows of each of the Companies for the six-month period ending June 30, 2002 (collectively, the "June 2002 Financial Statements"), and (iii) the unaudited balance sheets of each of the Companies at September 30, 2002, and the unaudited statements of income and cash flows of each of the Companies for the nine-month period ending September 30, 2002 (collectively, the "September 2002 Financial Statements," together with the June 2002 Financial Statements and the Annual Financial Statements, the "Financial Statements"). The Financial Statements (A) are true, accurate and complete in all material respects, (B) have been prepared in accordance with US generally accepted accounting principles consistently applied (with respect to both the US Company and the Canadian Company) throughout the periods indicated, and (C) fairly present in accordance with US generally accepted accounting principles the financial condition of the US Company and the Canadian Company at the respective dates thereof and for the periods indicated. The accounting treatment used in the Annual Financial Statements is materially consistent with that used by Ernst & Young, LLP, in preparation of the audited consolidated balance sheets and related consolidated statements of income and cash flow for such periods for GC-Sun Holdings II, L.P, and all notes and schedules thereto.

                       (b) Except as and to the extent specifically reflected or reserved against in the Financial Statements, as of June 30, 2002 and as of September 30, 2002, the Companies do not have any liabilities or obligations of any nature, whether absolute, accrued, contingent, matured or unmatured or otherwise, and whether due or to become due that would be required to be reflected on the balance sheet of such Company prepared in conformity with US generally accepted accounting principles, including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation.

                       (c) The books of account and other financial records of the Companies: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with US generally accepted accounting principles, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business and accounting practices. Each Company makes and keeps accurate (in all material respects) books and records reflecting its assets and maintains internal accounting controls that provide reasonable assurance that, in all material respects (x) transactions are executed in accordance with management's authorization and (y) transactions are recorded as necessary to permit preparation of each Company's Financial Statements and to maintain accountability for the assets of each of the Companies.

                  4.8. Subsequent Events. Except as disclosed in a corresponding section on Schedule 4.8 and except as contemplated by this Agreement, since December 31, 2001, through the date of this Agreement, the Companies have conducted their businesses in the ordinary course of business, and there has not been any Material Adverse Change in the Companies. Without limiting the generality of the foregoing, since December 31, 2001, through the date of this Agreement (unless an earlier date is provided below), except as disclosed in a corresponding section on Schedule 4.8:

                       (a) None of the Companies has issued, sold, granted options or rights to purchase, pledged, or authorized or proposed the issuance, sale, grant of options or rights to purchase or pledge any membership interests or securities of such Company, or granted or accelerated any right to convert or exchange any membership interests or securities of such Company.

                       (b) None of the Companies has acquired or redeemed, directly or indirectly, or amended the terms of any membership interests or securities of such Company.

                       (c) None of the Companies has split, combined or reclassified its capital stock or membership interests, or declared, set aside, made or paid any dividend or distribution (whether in cash, stock, membership interests or property) on any shares of its capital stock or membership interests.

                       (d) None of the Companies granted any stock-related or membership interest-related performance or similar awards or bonuses.

                       (e) None of the Companies has sold, leased, transferred, assigned or otherwise disposed of any of its assets, tangible or intangible, other than inventory or other assets in the ordinary course of business. Without limiting the generality of the foregoing, the Companies have not instituted sales incentives or engaged in other sales practices that, to the Knowledge of the Sellers, resulted in customer inventory levels greater than would otherwise be consistent with past practices.

                       (f) None of the Companies has entered into any Contract, or series of related Contracts (other than Inventory Purchase Orders), involving more than $25,000.

                       (g) Between December 31, 2001, and December 5, 2002, none of the Companies has entered into any Inventory Purchase Order in excess of $25,000.

                       (h) None of the Companies has accelerated, terminated, modified or cancelled any Contract (excluding Inventory Purchase Orders), lease or license (or series of related Contracts) involving more than $25,000 to which it is a party or by which it is bound.

                       (i) None of the Companies has suffered the imposition of any Lien, other than Permitted Liens, upon any of its assets.

                       (j) None of the Companies has made any capital expenditure (or series of related capital expenditures) involving more than $25,000 in the aggregate.

                       (k) None of the Companies has made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person, except in the ordinary course of such Company's business.

                       (l) None of the Companies has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or for a capitalized lease obligation either involving more than $25,000 singly or $40,000 in the aggregate or for any obligation of the Parents or any of their Affiliates.

                       (m) None of Companies has delayed or postponed the payment of accounts payable or other liabilities outside the ordinary course of business.

                       (n) None of the Companies has granted any extension of credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business.

                       (o) None of the Companies has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $25,000.

                       (p) None of the Companies has granted any license or sublicense of any rights under or with respect to any Intellectual Property owned or licensed by the Companies and necessary and material to the operation of their business as currently conducted (excluding proprietary software provided to customers of the Companies in the ordinary course of business).

                       (q) None of the Companies has authorized any change in its Certificate of Formation, Operating Agreement, Articles of Incorporation, Memorandum of Association, By-Laws, Articles of Association or other similar charter document.

                       (r) None of the Companies has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property, reasonable wear and tear excepted.

                       (s) None of the Companies has made any loan to, or entered into any other transaction (other than employment arrangements the subject of clause (t) below) with, any director, manager or officer of any Seller Party or any relative by blood or marriage thereof, or any of the Sellers, the Parents or any Affiliates thereof, or any employee of the Companies (other than routine payroll and travel advances and computer loans for employees of the Companies).

                       (t) None of the Companies has entered into any employment or compensation agreements, collective bargaining agreements or any consulting agreements or any other similar arrangements, written or oral, or modified the terms of any existing such contract or agreement, in each case outside the ordinary course of such Company's business.

                       (u) None of the Companies has granted any increase in the base compensation of any employee or officer of the Companies in excess of 10% (or, in the case of employees or officers with annual compensation greater than $35,000, in excess of 5%) of such employee's or officer's base annual compensation prior to such increase or outside the ordinary course of business, or made any other material changes in employment terms for its employees, officer or directors outside the ordinary course of business.

                       (v) Except for amendments to reflect the provisions of the Economic Growth Tax Relief Reconciliation Act of 2001, none of the Companies has adopted, amended, modified or terminated any bonus of any type, profit-sharing, incentive, severance or other plan, including a retirement plan, Contract or commitment for the benefit of any of its directors, officers and employees, or taken any such action with respect to any other Plan.

                       (w) None of the Companies has made or pledged to make any charitable or other capital contribution, which, in the aggregate, is in excess of $5,000.

                       (x) None of the Companies has engaged in any methods of billing and collection, purchase, sale, lease, accounting or operation that materially vary from its usual and customary past practice.

                       (y) None of the Companies has entered into a binding agreement to do any of the foregoing.

                  4.9. Tax Matters.

                       (a) Except as set forth on Schedule 4.9(a), since March 2, 2000, the US Seller and the US Company have filed, caused to be filed or will file on a timely basis all Tax Returns that are, were or will be required to be filed by or with respect to the US Company, either separately or as a member of a group of corporations, as of the Closing Date, pursuant to applicable Law. Such Tax Returns are true, correct and complete in all material respects. The US Seller and the US Company have paid, or made provision for the payment of, all Taxes that are applicable to the US Company shown as due pursuant to those Tax Returns or pursuant to any assessment or reassessment received by the US Company. All Taxes due and payable by the US Company (whether or not shown on any Tax Return) with respect to all periods (or partial periods) ending on or before the Closing Date have been paid or will be paid by the US Company, or an adequate reserve has been established on the US Closing Balance Sheet. The US Company is not currently the beneficiary of any extension of time within which to file any Tax Return. The US Seller and the US Company have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment, reassessment or deficiency for any open Tax period.

                       (b) Schedule 4.9(b) lists all federal, state, provincial, municipal, local and foreign Tax Returns of the US Company that have been audited for the past 3 years, and indicates those Tax Returns that currently are the subject of audit. All deficiencies proposed as a result of such audits, either in writing or informally through discussions or other communications, and the status of such proposed deficiencies, are listed on Schedule 4.9(b).

                       (c) The US Company has withheld and paid to the proper jurisdiction all Taxes, if any, required to be withheld and paid in connection with amounts paid or due and owing to any employee, independent contractor, creditor, stockholder or other third party.

                       (d) Except as set forth on Schedule 4.9(d): (i) there are no Tax liens on any assets of the Companies, or the Interests (other than for current Taxes not yet due and payable); (ii) since March 2, 2000, no adjustment of or deficiency for any Tax or claim for additional Taxes has been proposed, asserted or assessed, or, to the Knowledge of the Sellers, threatened against the US Seller or the US Company, or any member of any affiliated or combined group of which the US Company or any predecessor are or were members, for which the US Company could be liable; and (iii) to the Knowledge of the Sellers, there are no audit examinations being threatened, and there is no deficiency or refund litigation or controversy in progress or threatened, with respect to any Taxes of the US Company (or any predecessor) or with respect to any Tax Returns previously filed by or on behalf of the US Company (or any predecessor).

                       (e) Other than as set forth on Schedule 4.9(e)(1), no claim has ever been made by an authority in a jurisdiction where the US Company or any predecessor do not file, or have not filed, Tax Returns that the US Company (or, to the Knowledge of Sellers, any predecessor) are, or may be, subject to taxation by that jurisdiction. Schedule 4.9(e)(2) lists all of the jurisdictions in which the US Company (or, to the Knowledge of Sellers, any predecessor) have during the past three years filed any Tax Return.

                       (f) The US Company is not a party to any Tax allocation or Tax sharing agreement.

                       (g) The US Company is, and has always been, disregarded as an entity separate from its owners pursuant to Code regulation section 301.7701-3.

                       (h) Except as set forth on Schedule 4.9(h), to the Knowledge of the Sellers, prior to March 3, 2000: (i) ), the US Company and any predecessor to the US Company filed or caused to be filed on a timely basis all Tax Returns that were required to be filed by or with respect to the US Company or predecessor, either separately or as a member of a group of corporations, pursuant to applicable Law; (ii) such Tax Returns are true, correct and complete in all material respects; (iii) the US Company or predecessor paid all Taxes that are applicable to the US Company or predecessor shown as due pursuant to those Tax Returns or pursuant to any assessment or reassessment received by the US Company or predecessor; (iv) all Taxes due and payable by the US Company or predecessor (whether or not shown on any Tax Return) with respect to all periods ending on or before March 3, 2000, have been paid by the US Company or the predecessor.

                       (i) The US Company is not, and to the Knowledge of the Sellers no predecessor of any of the US Company has been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

                       (j) The US Seller is a United States person within the meaning of the Code.

                       (k) The US Company does not have and has not had a permanent establishment in any foreign country outside the United States, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

                       (l) No failure, if any, of the Canadian Company to duly and timely pay all Taxes, including all installments on account of Taxes for the current year, that are due and payable by it will result in a Lien on the Canadian Assets.

                       (m) Except as set forth on Schedule 4.9(m), there are no proceedings, investigations, audits or claims now pending or threatened against the Canadian Company in respect of any Taxes, and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes, which will result in a Lien on the Canadian Assets.

                       (n) The Canadian Company has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any employees, officers or directors and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts required by Law to be remitted by it.

                       (o) The Canadian Company has duly and timely collected all amounts on account of any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by Law to be remitted by it.

                       (p) The Canadian Seller is not a "non-resident" of Canada within the meaning of the Income Tax Act (Canada). The Canadian Seller is registered for the purpose of the Excise Tax Act (Canada) and its registration number is 100087741. This Agreement, together with the Owned Real Property Lease for the Windsor Property, provides the Canadian Buyer with ownership, possession or use of all or substantially all of the property necessary to carry on the business of the Canadian Seller.

                  4.10. Contracts.

                       (a) Except for the Contracts listed on a corresponding section of Schedule 4.10(a), as of the date of this Agreement (except for Inventory Purchase Orders of the type set forth in clause (viii) which shall be as of December 5, 2002) none of the Companies has any liabilities or obligations under, and is not otherwise bound by, any:

                            (i) mortgage, indenture, note, installment
obligation, hedge or swap arrangement or other instrument relating to the borrowing of money;

                            (ii) guarantee of any other Person's obligations;

                            (iii) letter of credit, bond or other indemnity
(excluding endorsements of instruments for collection in the ordinary course of the operation of the businesses);

                            (iv) agreement requiring the payment by it of more
than $25,000 in any 12-month period for the purchase or lease of any machinery, equipment or other capital assets;

                            (v) collective bargaining agreement, written
employment (other than the Sales Employment Agreements), sales agent, independent representative, independent contractor or consulting agreement, if any, or agreement providing for severance payments or other additional similar rights or benefits (whether or not optional) in the event of the sale of any such Company;

                            (vi) joint venture agreement;

                            (vii) Contract (other than an Inventory Purchase
Order) requiring the payment by such Company to any Person of more than $25,000 in any 12-month period commencing on or after December 31, 2001, for the purchase of goods or services;

                            (viii) Inventory Purchase Order requiring the
payment of more than $25,000;

                            (ix) Contract (other than Inventory Purchase Orders)
requiring the payment to such Company by any Person of more than $25,000 in any 12-month period for the sale of services provided by such Company;

                            (x) settlement agreements or standstill agreements;
or

                            (xi) Contract, a default under which or the
termination of which would have a Material Adverse Effect on such Company.

                       (b) Schedule 4.10(b) is a true, accurate and complete list of each of the following Contracts of the Companies as of the date of this
Agreement:

                            (i) all broker, distributor, dealer, manufacturer's
representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which any Company is a party;

                            (ii) all management Contracts and Contracts with
independent contractors or consultants to which any Company is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                            (iii) all Contracts with any Governmental Entity to
which any Company is a party;

                            (iv) all Contracts that limit or purport to limit
the ability of any Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                            (v) all Contracts between or among any of the
Companies and either Seller, any Parent or any Affiliate of any Seller or Parent; and

                            (vi) all other Contracts not otherwise described in
clauses (i) - (xi) of Section 4.10(a) or in clauses (i) - (v) of this Section 4.10(b) that are material to the condition (financial or otherwise), assets, liabilities, obligations, operations, or results of operations of any Company.

                       (c) Except as set forth on Schedule 4.10(c), the Companies have delivered to the Buyers true, accurate, and complete copies of each written Contract (and a summary of each oral Contract) listed on Schedules 4.10(a) and 4.10(b) (excluding any purchase orders).

                       (d) On the date hereof, and, subject to the receipt of those consents and approvals set forth on Schedule 4.5, as of the Closing (i) each Contract listed on Schedules 4.10(a) and 4.10(b), except as expired by its terms, is a valid, binding and enforceable obligation of the US Company or the Canadian Company, as the case may be, and, to the Knowledge of the Sellers, the other party or parties thereto (subject to applicable bankruptcy, insolvency, moratorium and similar Laws affecting creditors' or landlords' rights and remedies generally) and is in full force and effect, (ii) the Companies have each fully performed their respective obligations under the Contracts listed on Schedules 4.10(a) and 4.10(b) and there exists no default by, or event of default attributable to, any of the Companies under any of these Contracts, nor, to the Knowledge of the Sellers, has any event occurred which with notice, the passage of time or both would constitute a default by either Company under any such Contract, and (iii) (A) to the Knowledge of the Sellers each of the other parties to the Contracts listed on Schedules 4.10(a) and 4.10(b) has performed its respective obligations thereunder, (B) there exists no default or event of default under any of such Contracts, and (C) to the Knowledge of the Sellers, no event has occurred, which with notice, the passage, of time or both would constitute a default by such other party under any such Contract. Subject to receipt of any consents set forth on Schedule 4.5 under any of the Contracts listed on Schedules 4.10(a) and 4.10(b), each Contract listed on Schedules 4.10(a) and 4.10(b), will remain in full force and effect following the consummation of the transactions contemplated by this Agreement.

                  4.11. Real Property.

                       (a) Schedule 4.11(a) lists and describes in reasonable detail all interests in real property owned, whether legally or beneficially, by any Company (the "Owned Real Property"). Except as set forth on Schedule 4.11(a), the Companies do not own and, to the

Knowledge of the Sellers, have never owned any real property other than the Owned Real Property.

                       (b) Schedule 4.11(b) describes in reasonable detail the real property leased by either Company from a third party (the "Leased Real Property"). With respect to the Leased Real Property, except as set forth on
Schedule 4.11(b):

                            (i) the party identified on Schedule 4.11(b) has a
valid leasehold interest in the Leased Real Property, free and clear of all Liens (other than Permitted Liens);

                            (ii) no Seller Party has received written notice of
any condemnation or expropriation proceedings, lawsuits or administrative actions relating to the Leased Real Property;

                            (iii) no Seller Party has received written notice
that the use or occupancy of the Leased Real Property violates any covenants, conditions or restrictions that encumber such property, or that any such property is subject to any restriction for which any Permits necessary for the current use thereof have not been obtained;

                            (iv) there are no subleases, licenses, concessions
or other agreements granting to any Person the right of use or occupancy of any portion of the Leased Real Property; and

                            (v) Sellers have delivered to the Buyers true,
correct and complete copies of the real property leases for the Leased Real Property (including without limitation any amendments and underlying leases) (the "Real Property Leases"). The Real Property Leases contain the entire agreement between the landlord of each Leased Real Property and the appropriate Company (and Seller or Parent if applicable) and there are no other agreements between the landlord and any Seller Party affecting such Leased Real Property. The Real Property Leases are in full force and effect. No material default of the appropriate Company (and Seller or Parent if applicable) has occurred under any of the Real Property Leases nor has any event occurred which, with the giving of notice or the passage of time or both would constitute a material default of the appropriate Company (and Seller or Parent if applicable) thereunder. Any default under the Real Property Leases has been cured within applicable cure periods provided in the Real Property Leases. Without limiting the generality of the foregoing, the appropriate Company (and Seller or Parent if applicable) under the Real Property Leases is current in the payment of all rent due under the Real Property Leases. To the Knowledge of the Sellers, no material default of the landlord has occurred under any of the Real Property Leases nor has any event occurred which, with the giving of notice or the passage of time or both would constitute a material default of the landlord thereunder.

                  4.12. Intellectual Property.

                       (a) The Companies each own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for and material to the operation of their businesses as presently conducted (the "Companies' Intellectual Property"). Each item of the Companies' Intellectual Property immediately prior to the Closing hereunder will be owned or available for use by the Buyers on identical terms and conditions immediately after the Closing. The Companies have taken all reasonably necessary action to maintain and protect each item of the Companies' Intellectual Property. Schedule 4.12(a) is a true, correct and complete list of each trade name, and registered and unregistered trademark and domain name owned or available for use by the Companies (collectively, the "Trademarks").

                       (b) To the Knowledge of the Sellers (i) neither Company has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and (ii) since December 31, 1996, none of the directors, managers, and officers (and any employee with primary responsibility for Intellectual Property matters) of the Seller Parties have ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Companies must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Companies.

                       (c) Except as set forth on Schedule 4.12(c), the Companies have not granted any license, agreement, right or other permission to any third party with respect to the Intellectual Property owned or licensed by the Companies. With respect to each item of Intellectual Property owned or licensed by the Companies: (i) with the exception of licenses relating to commercial software products, the Companies possesses or will possess as of the Closing Date, upon obtaining any consent set forth on Schedule 4.5, all right, title and interest in and to the item, free and clear of any Lien other than Permitted Liens, license or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (iii) no proceeding, complaint, claim or demand is pending or, to the Knowledge of the Sellers, threatened which challenges the legality, validity, enforceability, use or ownership of the item; and (iv) the Companies have not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                       (d) The Companies have fully performed their respective obligations under each license, sublicense, or agreement relating to Intellectual Property and there exists no default or event of default on behalf of any of the Companies thereunder, nor has any event occurred which, to the Knowledge of Sellers, with notice, the passage of time or both would constitute a default thereunder by any of the Companies.

                  4.13. Litigation. Except as set forth on Schedule 4.13, no Seller or Company is (a) subject to any unsatisfied judgment, order, decree, stipulation, injunction or criminal charge or regulatory proceeding (b) a party to or, to the Knowledge of the Sellers, has been threatened to be made a party to any complaint, claim, action, suit, grievance, criminal charge, proceeding, including, without limitation, a regulatory hearing or investigation, in any court or quasi-judicial or administrative agency of any Governmental Entity or
(c) subject to any product liability or other claim made or in the process of negotiation with the claimant thereof. There are no judicial, administrative actions, proceedings or investigations pending or, to the Knowledge of the Sellers, threatened that question the validity of this Agreement or any of the Ancillary Agreements or any action taken or to be taken by the Seller Parties in connection with this

Agreement or any of the Ancillary Agreements that, if adversely determined, would have a Material Adverse Effect on the Companies. To the Knowledge of the Sellers, no circumstances exist that would reasonably be expected to give rise to any claim that would have a Material Adverse Effect on the Companies, or material adverse effect upon the Seller Parties' ability to enter into or perform their obligations under this Agreement or any of the Ancillary Agreements to which any Seller Party is a party.

                  4.14. Employee Benefit Matters.

                       (a) Except as set forth on Schedule 4.14(a), the Companies do not maintain or contribute to, or have any obligation to contribute to or have any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any plan, program, policy, arrangement, agreement, practice, or commitment which is an employment, consulting, severance pay, termination pay, change in control or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus or commission, employee pension, profit-sharing, savings, retirement, early retirement, stock option, stock purchase, stock appreciation rights, life, health, dental, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA or a Registered Pension Plan as defined under the Income Tax Act (Canada) (individually, a "Plan," or collectively, the "Plans"). Schedule 4.14(a) sets forth a true, correct and complete list of all Plans. Each such Plan is identified on Schedule 4.14(a) to the extent applicable, as one or both of the following: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or an "employee welfare plan" (as defined in Section 3(l) of ERISA). Plans maintained by the Companies solely for current or former employees employed in Canada are hereby referred to as "Canadian Plans." Plans maintained by the Companies which cover United States or Puerto Rico current or former employees are hereby referred to as "US Plans."

                       (b) Except for the 2001 Amendment and Restatement of KAR Product Retirement Income Plan (the "KAR Retirement Plan"), the Companies are not subject to any actual or contingent liability under Title IV of ERISA,
Section 302 of ERISA, Section 412 or 4971 of the Code and no fact or event exists which could give rise to any such liability, whether in respect of any pension plan maintained by such Company or by any other employer or Person or otherwise and no outstanding defaults or violations exist under the Plans. The KAR Retirement Plan does not have an accumulated funding deficiency (as defined under Section 412 of the Code), nor do the Companies have any current liability with respect to such plan under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course).

                       (c) No event has occurred and no circumstance exists, in connection with which one of the Companies, or any US Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code, or any other Law applicable to any US Plan or, to the Knowledge of the Sellers, under any Contract or Law pursuant to or under which either Company has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of ERISA, the Code or any other Law applicable to any US Plan. The Companies are not in breach of any contractual or fiduciary obligations with respect to the administration of the US Plans or the funding media related thereto.

                       (d) With respect to each US Plan, (i) except as discussed on Schedule 4.14(d), all payments, contributions or premiums due from the relevant Company to date have been timely made, provided that, while to the Knowledge of the Sellers all payments, contributions and premiums have been made on a timely basis, if any contribution to a US Plan that is an employee pension benefit plan were untimely, such failure could be corrected under the Department of Labor's Voluntary Fiduciary Correction Program and Prohibited Transaction Class Exemption 2002-51 without significant cost or penalty to the relevant Company ; (ii) there are no taxes, penalties or fees owing or exigible under or in respect of any US Plan; and (iii) there are no actions, examinations, proceedings, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Sellers, threatened with respect to any such Plan or against the assets of any such US Plan and to the Knowledge of the Sellers no facts or circumstances exist which could reasonably be expected to give rise to any such investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits).

                       (e) Each US Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under
Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, or the remedial amendment period for such Plan has not yet expired and nothing has occurred that has or is likely to adversely affect such qualification or exemption. Each US Plan has complied in all material respects with all applicable Laws, including ERISA and the Code, and each of the Plans has been maintained and operated in material compliance with its terms.

                       (f) Except as set forth on Schedule 4.14(f), the consummation of the transactions contemplated by this Agreement and each Ancillary Agreement (alone or together with any other event) will not (i) entitle any Person to any benefit or payment under any US Plan (including without limitation bonus, golden parachute, retirement, severance, employment compensation, or other benefit or enhanced benefit), (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation or other benefit due to any Person under any US Plan, (iii) entitle any employee to any job security or similar benefit or any enhanced benefits, or (iv) result in the payment or series of payments by either Company to any Person of an "excess parachute payment" within the meaning of Section 280G of the Code.

                       (g) Except as disclosed in Schedule 4.14(g), the Companies do not have any liability with respect to an obligation to provide benefits (whether or not insured) with respect to any Person beyond their retirement or other termination of service other than (i) coverage under a US Plan mandated by Part 6 of Title I of ERISA or Section 4980B of the Code or similar state law and which is fully paid for by the Person entitled to such coverage, (ii) fully funded retirement benefits under any employee pension plan,
(iii) short-term disability and fully insured long-term disability benefits (provided such coverage is not made available to employees after their termination of employment with the Companies), or (iv) fully insured death benefits (provided such coverage is not made available to employees after their termination of employment with the Companies).

                       (h) Each Company has delivered to the Buyer, with respect to each US Plan for which the following exists:

                            (i) a true, accurate and complete copy of the three
most recent Forms 5500 with respect to each Plan;

                            (ii) a true, accurate and complete copy of the
Summary Plan Description, together with each "Summary of Material Modifications", required under ERISA with respect to such Plan, and, unless the Plan is embodied entirely in an insurance policy to which the Company is a party and which has been delivered to Buyer, a true and complete copy of such Plan;

                            (iii) if the Plan is funded through a trust or any
third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement;

                            (iv) the most recent determination letter received
from the IRS with respect to each Plan that is intended to be a "qualified plan" under Section 401 of the Code;

                            (v) the two most recent actuarial reports and
financial statements prepared for each Plan; and

                            (vi) a written description of (i) each US Plan that
is not in writing, and (ii) each amendment to any US Plan that has not been reduced to writing.

                       (i) The Companies have not announced any plan and do not have any legally binding commitment to create any additional US Plans or to amend or modify any existing US Plan, other than amendments required by Law or those that would not materially increase costs under any such Plan and no event has occurred which would entitle any Person (without the consent of the relevant Company) to wind up or terminate any US Plan, in whole or in part.

                       (j) The Companies have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code.

                       (k) Except for the KAR Retirement Plan, the Companies do not and have never sponsored, maintained, contributed to, or incurred an obligation to contribute to any "Defined Benefit Plan", "Multiemployer Plan" or "Multiple Employer Plan". For these purposes, "Defined Benefit Plan" has the meaning set forth in Section 414 of the Code, "Multiemployer Plan" means a multiemployer Plan as defined in Section 3(37) and 4001(a)(3) of ERISA and "Multiple Employer Plan" means any Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 or ERISA or Section 413(c) of the Code.

                       (l) The transactions contemplated by this Agreement shall not trigger a "reportable event" and there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations there under which would require the giving of notice to the Pension Benefit Guaranty Corporation.

                       (m) Except as contemplated by Section 7.7, as of the Closing, the US Plans will cover only employees and former employees of the US Company and their dependents and beneficiaries, will not provide benefits to any other employees or former employees of the Seller Parties or their Affiliates, and, except for employees and former employees of the US Company and their dependents and beneficiaries, no other individuals will have an interest in or rights under the US Plans.

                       (n) Except as set forth on Schedule 4.14(n) and for the benefits promised under such US Plan, each US Plan may be terminated without additional further liability to any of the Companies.

                       (o) To the Knowledge of the Sellers, with respect to each Plan that is a "welfare plan" as defined in section 3(1) of ERISA, there is no event or circumstance that has occurred that could result in a material increase in the premium costs of any insured Plan or a material increase in the benefits costs of any self-insured Plan.

                       (p) Canadian Plans.

                            (i) Where required by Law, the Canadian Plans have
been established under, and are registered, maintained, invested and administered in accordance with, Laws relating to such plans and the terms of such Canadian Plans, and all filings, reports and disclosures with respect thereto required by Law have been filed or distributed. All obligations of the Sellers and the Canadian Company required by Law, the terms of the Canadian Plans or by contract to be performed in connection with the Canadian Plans or the funding media relating thereto, have been so performed or fulfilled.

                            (ii) All payments, contributions or premiums
required to be remitted or paid to or in respect of each Canadian Plan have been remitted and paid in a timely fashion in accordance with the terms thereof, any contract in respect thereof and all Laws. There are no outstanding defaults or violations by any party to any Canadian Plan nor any Taxes, penalties or fees owing or exigible under any Canadian Plan and to the Knowledge of the Sellers no fact or circumstance exists which would adversely affect the tax-exempt status of any Canadian Plan or result in or give rise to any liability to the Canadian Company.

                            (iii) There is no investigation, examination,
proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving any Canadian Plan or its assets and to the Knowledge of the Sellers no facts or circumstances exist which could reasonably be expected to give rise to any such investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits).

                            (iv) No event has occurred in respect of any
Canadian Plan which would result in the requirement of the Canadian Company (without its consent) to wind up or terminate any applicable Canadian Plan, either in whole or in part.

                            (v) None of the Canadian Plans, other than in
respect of pension plans, provides post-employment or post-retirement benefits to or in respect of the employees or any former employees of the Canadians Companies, or to or in respect of the beneficiaries or dependents thereof.

                            (vi) The Sellers have provided to the Buyers true
and complete copies of all Canadian Plans (or where such Canadian Plans are oral commitments, written summaries of their terms), and any amendments thereto, together with all related documents including without limitation, funding agreements, investment contracts or guidelines, actuarial reports, insurance policies, funding returns, annual returns, financial statements, plan summaries, employee booklets and personnel manuals. All employee data necessary to administer the Canadian Plans is in the possession and control of the Canadian Company and is complete and accurate.

                            (vii) Where required by Law, under its terms or by
Contract, each Canadian Plan has been fully funded or fully insured. In respect of each Canadian Plan that is funded, in whole or in part, no funds have been withdrawn from any such Canadian Plan except in accordance with the terms thereof and Law.

                            (viii) None of the Canadian Plans requires or
permits a retroactive increase in premiums or payments.

                            (ix) No amendments or improvements to the benefits
provided under the Canadian Plans have been promised to employees or former employees of the Canadian Company.

                            (x) Neither the execution of this Agreement nor the
consummation of any of the transactions contemplated in this Agreement will:

                                 (A) result in any payment (including without
limitation bonus, golden parachute, retirement, severance, employment compensation, or other benefit or enhanced benefit) becoming payable under any Canadian Plan;

                                 (B) increase any benefits otherwise payable
under any Canadian Plan;

                                 (C) entitle any employee to any job security or
similar benefit or any enhanced benefits; or

                                 (D) result in the acceleration of the time of
payment or vesting of any benefits otherwise payable under any Canadian Plan, or result in any Canadian Plan becoming terminable other than at the discretion of the Canadian Company.

                            (xi) As of the Closing, the Canadian Plans cover
only employees, or in the case of any registered pension plan, employees and former employees, of the Canadian Company (and the dependents and beneficiaries of any such employees and former employees).

                  4.15. Labor Relations.

                       (a) Except as set forth on Schedule 4.15(a), there are no disputes, claims, negotiation or actions pending or threatened between either Company and any employee that could reasonably be expected to result in a labor strike, slow-down or work stoppage nor any outstanding grievances, arbitrations, unfair labor practice complaints or labor board proceedings. To the Knowledge of Sellers, no Company is engaged in or has engaged in any unfair labor practices. The Companies have not experienced any labor stoppages during the past three (3) years.

                       (b) Except as set forth on Schedule 4.15(b), neither of the Companies is obligated by or subject to any collective bargaining agreement or collective bargaining obligation (and has no obligations or liabilities with respect to any collective bargaining agreement to which it was a party in the past), or selection of a collective bargaining representative for employees or any other obligation to a union whether arising by Contract or Law. To the Knowledge of the Sellers, there is no on-going labor union organizing activity. With respect to those collective bargaining agreements set forth on Schedule 4.15(b), the appropriate Company has complied in all material respects with each such agreement and each such agreement is in full force and effect, and the provisions thereof are consistent with historical benefits and pay grades.

                       (c) Schedule 4.15(c) contains a complete and accurate list as of November 30, 2002, of the following information for each employee of the Companies, including each employee on leave of absence or layoff status (including, without limitation, employees on sick leave and workers compensation): employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; for field sales employees compensation for the period January 1, 2002, through November 30, 2002, and for all others the current annual compensation (including the type of compensation); sick and vacation leave that is accrued but unused, if any; and service credited for purposes of vesting and eligibility to participate under any Plan.

                       (d) Schedule 4.15(d) contains a complete and accurate list as of December 31, 2001, of the following information for each retired employee of the Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefits; retiree medical insurance coverage, if any; retiree life insurance coverage, if any; and other benefits.

                       (e) Schedule 4.15(e) contains a complete and accurate list of the following information for each employee of the Companies who has been terminated, retired, laid off, or voluntarily resigned, or whose hours or work have been reduced by more than fifty percent (50%) by the Companies, in the two (2) years prior to November 30, 2002: (i) the date of such termination, layoff, resignation or reduction in hours; (ii) the reason for such termination, retirement, layoff, resignation or reduction in hours (for employees of the US Company only); (iii) the date the employee was hired by the Companies; (iv) the employee's title; and
(v) with respect to any such employee who was a sales person, the amount of such person's sales for the twelve month period prior to leaving the Companies.

                       (f) The US Company has not violated the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local Law.

                       (g) Schedule 4.15(g) contains a complete and accurate list of and describes all sales incentive programs offered, to the Knowledge of the Sellers, by the Companies at any time during the two (2) year period prior to the date of this Agreement (other than incentive compensation paid to Sales Employees in the ordinary course of business).

                       (h) Except as set forth on Schedule 4.15(h), all Sales Employees have executed with one of the Companies, without material modification, one of the form agreements attached hereto as Exhibit 4.15(h) (the "Sales Employment Agreements"). Each of the Sales Employment Agreements contains terms substantially similar to the provisions of one of such forms attached hereto as Exhibit 4.15(h). Each Sales Employment Agreement and Executive Employment Contracts (as defined in Section 6.4 hereof) is in full force and effect and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not cause a breach or default under any of the Sales Employment Agreements or Executive Employment Contracts or result in any right of any employee thereunder to terminate such agreements or otherwise invalidate any provisions therein.

                       (i) Schedule 4.15(i) sets forth a true, complete and accurate schedule by employee number of each Sales Employee's sales for the calendar year ended December 31, 2001, and the nine (9) month period ended September 30, 2002.

                       (j) Except as set forth on Schedule 4.15(j), no Company has received any notice that any employee will be terminating his or her employment.

                       (k) Each of the Companies is in substantial compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, employment standards, human rights, workers compensation, occupational health and safety, employment equity and pay equity. Except as set forth on Schedule 4.15(k), neither Company is subject to any material claims or potential material liability under these statutes.

                       (l) Except as set forth on Schedule 4.15(l), none of the Companies has any liability outside the ordinary course of business to any employee arising from accrued and unpaid salary, overtime, bonus or other incentive compensation.

                       (m) To the Knowledge of the Sellers, all employees of the US Company are citizens of, or are authorized in accordance with federal immigration laws to be employed in the United States. To the Knowledge of the Sellers, all employees of the Canadian Company are citizens of, or are authorized in accordance with Canadian immigration laws to be employed in Canada.


                       (n) Each individual who has provided or is providing services to the US Company and who has not or will not receive an IRS W-2 form has been properly classified and treated as an independent contractor.

                  4.16. Environmental Matters.

                       (a) Each of the Companies and any predecessor has in all material respects at all times in the past complied, and is in all material respects in compliance, with all applicable Environmental Laws.

                       (b) Without limiting the generality of the foregoing, each of the Companies (i) has obtained all Permits required pursuant to Environmental Laws for the operation of the businesses of the Companies, and
(ii) has in all material respects at all times in the past complied, and is in all material respects in compliance, with all terms and conditions of such Permits. Such Permits are currently in full force and effect and there are no proceedings pending or, to the knowledge of Seller Parties, threatened to revoke or amend them.

                       (c) None of the Companies has (i) generated, handled, manufactured, refined, transported, treated, stored, transferred, produced, or processed any Hazardous Material or any solid waste at any Owned Real Property or Leased Real Property or formerly owned, leased or operated real property, except in compliance with all applicable Environmental Laws, (ii) disposed of or Released any Hazardous Material or any solid waste at any Owned Real Property or Leased Real Property or formerly owned, leased or operated real property, or
(iii) transported any Hazardous Material to, or arranged with a third party for the treatment, storage, disposal, or transport of any Hazardous Material at or to, any site.

                       (d) Except as set forth on Schedule 4.16(d), to the Knowledge of the Sellers there is not, and has not been, any Release, threatened Release, or presence of any Hazardous Material (i) on, in, under, adjacent to, or affecting any Owned Real Property or Leased Real Property or formerly owned, leased or operated real property, except in compliance with Environmental Laws, or (ii) which requires reporting to any Governmental Entity or remediation pursuant to applicable Environmental Laws. None of the Owned Real Property or Leased Real Property or formerly owned, leased or operated real property has been placed, or proposed for listing, on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") or the CERCLA Information System List or on any state, national or provincial list of contaminated properties or waste disposal sites or PCB storage facilities.

                       (e) Except as set forth on Schedule 4.16(e), no aboveground or underground storage tank, asbestos or asbestos-containing material in any form or condition, material or equipment containing polychlorinated biphenyls, landfill, Hazardous Materials surface impoundment, or disposal area (i) exists at any Owned Real Property or Leased Real Property or formerly owned, leased or operated real property, or (ii) is being or has at any time been used by any of the Companies.

                       (f) Neither this Agreement and the Ancillary Agreements nor the consummation of the transactions that are contemplated hereby or thereby will result in any obligation to conduct a site investigation or cleanup, or to notify or obtain consent from any Governmental Entity or third party, pursuant to any Environmental Law or any obligation of the Seller Parties.

                       (g) The Sellers have delivered to the Buyers true, correct and complete copies of each of those environmental reports listed on
Schedule 4.16(g).

                  4.17. Legal Compliance. Except (a) with respect to the Companies' compliance with laws related to the Plans and employee benefit matters (as to which representations and warranties are made pursuant to Section 4.14), (b) with respect to the Companies' compliance with laws related to labor matters (as to which representations and warranties are made pursuant to Section 4.15), and (c) with respect to the Companies' compliance with Environmental Laws (as to which representations and warranties are made pursuant to Section 4.16), each of the Companies has complied with all applicable Laws, except where the failure to comply would not have a Material Adverse Effect on the Companies.

                  4.18. Permits. Each Company holds all Permits that are required by any Government Entity to permit it to operate as it is presently operated or contemplated to be operated, except for such Permits which the failure to hold, own or possess would not reasonably be expected to have a Material Adverse Effect on the Companies. Each such required Permit is listed on
Schedule 4.18.

                  4.19. Assets. The assets owned or leased by the Companies on the Closing Date (including, without limitation, the Canadian Assets), together with the Des Plaines Property, constitute all of the rights, interests, property and assets used by, or necessary for the operation of, the Companies as currently conducted. Except for the Canadian Excluded Assets and the Des Plaines Property, the Companies have good and valid title to, or in the case of leased or subleased assets, valid leasehold interests in, all such assets free and clear of all Liens except Permitted Liens and those Liens set forth on Schedule 4.19.

                  4.20 Accounts Receivable. Except as set forth on Schedule 4.20, all accounts receivable of each of the Companies reflected on their respective books and in the Financial Statements and, as of the Closing on the Closing Balance Sheets, represent sales actually made in the ordinary course of the business.

                  4.21. Machinery; Fixtures and Equipment. The machinery, fixtures and equipment material to the operation of the Companies' businesses as presently conducted are in satisfactory working condition and repair (subject to ordinary wear and tear), and are adequate for the purposes for which they are used.

                  4.22. Inventory. Except as listed on Schedule 4.22, all of the inventory shown on the Financial Statements, and as of the Closing on the Closing Balance Sheets, is in good condition, without defects, and will be usable and saleable in the ordinary course of the business of the Companies, except to the extent of a reserve on the Financial Statements, or, from and after Closing, on the Closing Balance Sheets. Except as set forth in Schedule 4.22, no inventories are held on consignment or are subject to any repurchase or return agreement in favor of any customer other than in accordance with the Companies' customary return policies and all of the inventories are located at the Leased Real Property and the Owned Real Property or are in transit in the ordinary course of business. The Companies have full recourse to claim, without any right of set off from customers, all inventory held on consignment.

                  4.23 Insurance. Schedule 4.23 contains a complete and correct list of all insurance policies maintained by the Companies as of the date hereof and describes any self-insurance arrangements, as well as all state insurance funds into which the Companies paid in calendar year 2002 and the period of such payments. All such policies shall remain in full force and effect through the Closing Date. The state insurance funds set forth on Schedule 4.23 represent all of the state insurance funds into which the Companies are obligated to pay, whether by Law or Contract, and, to the Knowledge of the Sellers, the Companies have made all such payments in accordance with such obligations. Except as set forth on Schedule 4.23, with respect to each such insurance policy: (i) the policy is in full force and effect; (ii) neither the Companies nor, to the Knowledge of the Sellers, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iii) to the Knowledge of the Sellers, no party to the policy has repudiated any provision thereof. The Sellers have made available to the Buyers complete and correct copies of all such policies together with all riders and amendments thereto.

                  4.24. Brokers' Fees. Except for William Blair & Company, LLC, no Seller Party has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement and the Ancillary Agreements. The Sellers and Parents, and not the Companies, are solely responsible for any payment, fee or commission due to William Blair & Company LLC.

                  4.25. Investment in Barnes Parent Common Stock.

                       (a) The US Seller has, during the course of this transaction, had the opportunity to ask questions of, and has received answers from, US Buyer and its representatives concerning the US Buyer and this transaction.

                       (b) The US Seller is acquiring the Barnes Common Stock for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act.

                       (c) The US Seller understands that because the sale of Barnes Common Stock to the US Seller as US Stock Consideration has not been registered under the

Securities Act, the US Seller cannot dispose of any of such Barnes Common Stock until such Barnes Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available.

                       (d) The US Seller is sufficiently knowledgeable and experienced in financial matters so as to be able to evaluate the risks and merits of the US Seller's investment in Barnes Common Stock, and the US Seller is able to bear the economic risk of loss of the US Seller's entire investment in Barnes Common Stock. The US Seller is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                       (e) The US Seller has been advised that the issuance of the Barnes Common Stock by the US Seller pursuant to the transactions contemplated in this Agreement and any Ancillary Agreement has not been registered under the Securities Act or under the "blue sky" Laws of any jurisdiction and that US Buyer is issuing Barnes Common Stock to the US Seller pursuant to this Agreement in reliance upon, among other things, the representations and warranties of the US Seller contained in this Section 4.25.

                  4.26 Banks; Powers of Attorney. Attached hereto as Schedule
4.26 is a true, correct and complete list setting forth the name of each bank in which the US Company has an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the names of any person holding a power of attorney from the US Company, other than powers of attorney granted in the ordinary course of the Company's business in connection with customer matters.

                  4.27 Certain Payments. No Company nor any Affiliate, director, officer, agent or employee of the Companies, or to the Knowledge of the Sellers, any other Person associated with or acting on behalf of the Companies has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, public or private, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing or maintaining business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of a Company or any Affiliate of a Company, or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of one of the Companies.

                  4.28     Customers and Suppliers

                       (a) Schedule 4.28 (a) contains for each Company, as of December 5, 2002, a true, accurate and correct list of (i) those twenty-five
(25) customers that purchased the most product (in terms of gross sales) since December 31, 2001, and showing the gross sales of Company products to each such customer during that period (the "Customers"), (ii) those customers who during the course of any year in any of the past five (5) years have purchased products from the Company equal to or in excess of $100,000 for which such Company is currently in a competitive bid process, and (iii) those Customers for which such Company is negotiating new terms and conditions (provided no pricing terms will be disclosed to the Buyers prior to the Closing). The Seller Parties have delivered to the Buyers a true, accurate and complete list, as of December 5, 2002, of any significant customers of the Companies (including, without limitation, those of the type set forth in clauses
(i) or (ii) above) from whom, to the Knowledge of the Sellers, the Seller Parties has received any written notice or any oral notice, that such Company has ceased, or will cease, to do business with the Companies or will substantially reduce its business with the Companies.

                       (b) Schedule 4.28(b)(1) contains for each Company, as of December 5, 2002, a true and correct list of those twenty-five (25) suppliers that have supplied the most product (in terms of amounts paid by a Company to a supplier) since December 31, 2001, and showing the amounts paid to each such supplier during that period (the "Suppliers"). None of the Seller Parties has received any written notice or, to the Knowledge of the Sellers, any oral notice
(i) that any significant supplier of the Companies (including, without limitation, the Suppliers) has ceased, or will cease, to supply products to the Companies or will substantially reduce its supply of products to the Companies, or (ii) except as set forth on Schedule 4.28(b)(2) that any Supplier is instituting price increases.

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

                  The Buyers, jointly and severally, represent and warrant to the Sellers that the statements contained in this Article 5 are true, complete and accurate:

                  5.1. Organization of the Buyers. The US Buyer and the Canadian Buyer are each duly organized and validly existing corporations. The US Buyer is in good standing under the laws of the State of Delaware and the Canadian Buyer is validly existing under the laws of the Province of Nova Scotia. Each Buyer has all corporate or company power and authority to own or lease all of its properties and assets and to conduct its business as currently conducted, and each are duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on either US Buyer or Canadian Buyer.

                  5.2. Authorization of Transaction. Each Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which each Buyer is a party by such Buyers and the consummation by such Buyers of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each Buyer, as the case may be, and no other corporate proceedings on the part of any Buyer, or their respective shareholders or any stock exchange or automated quotation system upon which US Buyer's shares are listed, are necessary to authorize this Agreement and each Ancillary Agreement to which the Buyers are parties or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which either Buyer is a party have been duly and validly executed and delivered by such Buyer and constitute the legal, valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws relating to or affecting creditors' rights generally and general equitable principles.

                  5.3. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement and each Ancillary Agreement to which any Buyer is a party by such Buyer nor the performance by the Buyers of their respective obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the US Buyer or the Memorandum of Association or Articles of Association of the Canadian Buyer, (ii) except as required by the Barnes Credit Facilities and except for any filings required under the Hart-Scott-Rodino Act, require any consent, waiver, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, (iii) except for the Barnes Credit Facilities, violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of either Buyer, or cause an indemnity payment to be made by either Buyer under, or result in the creation or imposition of any Lien upon any properties, assets or business of either Buyer under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which a Buyer is a party or by which either Buyer or any of their respective assets or properties is bound or encumbered, or give any Person the right to require either Buyer to purchase or repurchase any notes, bonds or instruments of any kind, or (iv) violate any Law applicable to one or both of the Buyers or any of their respective properties or assets, except, with respect to clauses (ii), (iii) and (iv) for any such failures, violations or conflicts that would not reasonably be expected to result in a Material Adverse Effect on either Buyer.

                  5.4. Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the Buyers' knowledge, threatened that question the validity of this Agreement or any of the Ancillary Agreements or any action taken or to be taken by the Buyers in connection with this Agreement or any of the Ancillary Agreements or that, if adversely determined, would have a Material Adverse Effect on the Buyers or material adverse effect upon the Buyers' ability to enter into or perform their obligations under this Agreement or any of the Ancillary Agreements to which either Buyer is a party.

                  5.5. Brokers' Fees. Neither Buyer has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

                  5.6. Investment Intent.

                       (a) The US Buyer has, during the course of this transaction, had the opportunity to ask questions of, and have received answers from, Sellers and their representatives concerning the Companies and this transaction.

                       (b) The US Buyer is acquiring the Interests for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act.

                       (c) The US Buyer understands that because the sale of the Interests to the US Buyer has not been registered under the Securities Act, the US Buyer cannot dispose of any of such Interests until such Interests are subsequently registered under the Securities Act or an exemption from such registration is available.

                       (d) The US Buyer is sufficiently knowledgeable and experienced in financial matters so as to be able to evaluate the risks and merits of its purchase of the Interests, and the US Buyer is able to bear the economic risk of loss of its entire investment in such Interests. The US Buyer is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                       (e) The US Buyer has been advised that the sale of the Interests by the US Seller pursuant to the transactions contemplated in this Agreement and any Ancillary Agreement has not been registered under the Securities Act or under the "blue sky" Laws of any jurisdiction and that US Seller is selling such Interests to the US Buyer pursuant to this Agreement in reliance upon, among other things, the representations and warranties of the US Buyer contained in this Section 5.6.

                  5.7. Financial Capability. The Buyers have, or on or before the Closing the Buyers will have, cash on hand to provide sufficient monies to fund the Closing Payment and to satisfy all other costs and expenses arising in connection with the consummation of the transactions contemplated by this Agreement.

                  5.8. Capitalization. US Buyer is authorized to issue shares of capital stock as follows: (i) 60,000,000 shares of Barnes Common Stock, 18,937,237 shares of which were issued and outstanding and 3,100,532 of which were held in treasury as of December 13, 2002, and (ii) 3,000,000 shares of preferred stock, none of which is issued and outstanding. When issued in accordance with the terms of this Agreement, the Barnes Common Stock to be issued to the US Seller pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive or other similar rights.

                  5.9. SEC Reports. US Buyer has filed all forms, reports and documents (including exhibits and other information incorporated therein) required to be filed with the SEC since December 31, 2001 on a timely basis. All such required forms, reports and documents (including those that US Buyer may file after the date hereof until the Closing) together with any documents filed since December 31, 2001 by US Buyer with the SEC on a voluntary basis on current reports on Form 8-K, and all amendments, supplements, exhibits and schedules thereto, are referred to herein as the "US Buyer SEC Reports." As of their respective dates, the US Buyer SEC Reports were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such US Buyer SEC Reports.

                  5.10. Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the US SEC Reports (the "US Buyer Financials"), including any US Buyer SEC Reports filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with US generally accepted accounting principles (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly present, in all material respects, the consolidated financial position of the US Buyer and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include all of the information and footnotes generally required by US generally accepted accounting principles for complete financial statements.

                  5.11. No Material Adverse Change. Between September 30, 2002, and the date of this Agreement, there has not been a Material Adverse Change in the Buyers.

                  5.12. Residence; GST Status. The Canadian Buyer is not a "non-resident" of Canada within the meaning of the Income Tax Act. The Canadian Buyer is registered for the purposes of the Excise Tax Act (Canada) and its registration number is 100609503RT0001.

                                    ARTICLE 6

                              PRE-CLOSING COVENANTS

                  6.1. General. Each of the parties will use all commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the Closing conditions set forth in Article 9).

                  6.2. Notices and Consents.

                       (a) The Seller Parties shall use their commercially reasonable efforts to give all notices to third parties and to obtain all third party approvals, consents, novations and waivers required to be obtained or made by any of the Seller Parties prior to consummation of the transactions contemplated herein. The Buyers hereby agree to provide all reasonably requested assistance and to cooperate with any reasonable request made by the Seller Parties' in the Seller Parties' efforts to obtain such third party consents. The parties have filed a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and will use commercially reasonable efforts to obtain clearance to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and will make all further filings with the Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant thereto that may be necessary, proper or advisable. The Seller Parties shall, prior to the Closing Date, diligently pursue and complete any duties imposed upon the Companies or Sellers under any applicable state or provincial environmental transfer act.

                       (b) The Seller Parties and the Buyers agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the US Company and the Canadian Buyer any right or benefit under any Contract or arrangement to which any Seller Parties or either Company is a party is not obtained prior to the Closing, the Seller Parties will, subsequent to the Closing, cooperate with the Buyer Parties in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller Parties shall use commercially reasonable efforts to provide the US Company and the Canadian Buyer with the rights and benefits of the affected Contract or arrangement for the term of such Contract or arrangement, and, if the Seller Parties provide such rights and benefits, the US Company and the Canadian Buyer shall assume the obligations and burdens thereunder.

                       (c) The Buyers shall use their commercially reasonable efforts to give all notices to third parties and to obtain all third party approvals, consents, novations and waivers required to be obtained or made by any of the Buyers prior to consummation of the transactions contemplated herein, including, without limitation, with respect to the Barnes Credit Facilities.

                  6.3. Carry on in Regular Course. Except as contemplated by this Agreement, the Companies will carry on the operations of their businesses substantially in the same manner as heretofore conducted. Except as contemplated by this Agreement, from the date hereof through the Closing, the Companies will not, without the prior written consent of the Buyers (which consent will not be unreasonably withheld, delayed or conditioned) in each case:

                       (a) with respect to the US Company only, issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge any securities of the US Company, or grant or accelerate any right to convert or exchange any membership interests or securities of the US Company;

                       (b) with respect to the US Company only, acquire or redeem, directly or indirectly, or amend the terms of any membership interests or securities of the US Company or declare, set aside or pay any dividend or make any distribution with respect to its membership interests, as applicable, provided that the Companies may (i) repay inter-company loans or (ii) make dividends or distribution necessary to satisfy any tax obligations of the Seller Parties or to its Affiliates or (iii) make any other distributions or dividends in the ordinary course of its business;

                       (c) with respect to the US Company only, split, combine or reclassify its membership interests declare, set aside, make or pay any dividend or distribution (whether in cash, stock, membership interests or property) on any of its membership interests;

                       (d) grant any stock-related or membership interest-related performance or similar awards or bonuses;

                       (e) sell, lease, transfer, assign or otherwise dispose of any of its assets, tangible or intangible, other than inventory or other assets in the ordinary course of business;

                       (f) enter into any Contract, or series of related Contracts, either involving more than $50,000 or outside the ordinary course of business;

                       (g) enter into any Contract of the type described in Sections 4.10(a)(i)-(xi) or 4.10(b)(i)-(vi);

                       (h) enter into any Contract or engage in any transaction with any other division, unit or Affiliate of the Seller Parties;

                       (i) accelerate, terminate, materially modify or cancel any Contract (excluding Inventory Purchase Orders), or series of related Contracts, involving more than $100,000 in the past twelve (12) months, to which it is a party or by which it is bound;

                       (j) suffer the imposition of any Lien (other than Permitted Liens) upon any of its assets;

                       (k) make any capital expenditure (or series of related capital expenditures) involving more than $25,000 in the aggregate or outside the ordinary course of business;

                       (l) make any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person, except, in each case, in the ordinary course of that Company's business;

                       (m) issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or for a capitalized lease obligation either involving more than $30,000 singly or $50,000 in the aggregate or for any obligation of the Parents or any of their Affiliates;

                       (n) delay or postpone the payment of accounts payable or other liabilities outside the ordinary course of business;

                       (o) grant any extension of credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business;

                       (p) cancel, compromise, waive or release any right or claim (or series of related rights and claims) involving more than $25,000;

                       (q) grant any license or sublicense of any rights under or with respect to any Intellectual Property owned or licensed by the Companies and necessary and material to the operation of their business as currently conducted (excluding proprietary software provided to customers of the Companies in the ordinary course of business);

                       (r) authorize any change in its Certificate of Formation, Operating Agreement, Articles of Incorporation, By-Laws, or other similar charter document;

                       (s) make any loan to, or enter into any other transaction with, any director, manager or officer of any Seller Party or any relative by blood or marriage thereof, or any of the Sellers, the Parents or any Affiliates thereof, or any employee of the Companies (other than routine payroll and travel advances and computer loans for employees of the Companies);

                       (t) enter into any employment or compensation agreements, collective bargaining agreements, or any consulting agreements, or any similar arrangements (written or oral) or materially modify the terms of any existing such contract or agreement, in each case outside the ordinary course of such Company's business;

                       (u) except as required by Law or the terms of any Contract, grant any increase in the base compensation of any employee or officer of the Companies such that the aggregate increases under this clause (u) exceed 4% of the Companies' combined annual payroll costs for base compensation for employees;

                       (v) adopt, materially modify, or terminate any bonus of any type, profit-sharing, incentive, severance or other plan, including a retirement plan, Contract or commitment for the benefit of any of its directors, officers and employees, or take any such action with respect to any other Plan, except as required by Law or the terms of such Plan;

                       (w) make or pledge to make any charitable or other capital contribution which, in the aggregate for all such pledges, is in excess of $5,000; and

                       (x) engage in any methods of billing and collection, purchase, sale, lease, accounting or operation that vary materially from its usual and customary past practice, except if required by changes to the US generally accepted accounting principles.

                  6.4. Assignment of Executive Employment Contracts. Prior to Closing, Sellers and Parents shall use commercially reasonable efforts to cause to be assigned to the US Company those executive employment contracts for officers of the US Company set forth on Schedule 6.4 (the "Executive Employment Contracts") on terms and conditions reasonably acceptable to the Buyers. Notwithstanding the foregoing, with respect to the Executive Employment Contract for Robert San Julian, the US Company shall only assume the liability to pay "Base Compensation" (as defined therein) for a period of twelve (12) months commencing on the date of termination, if any, without "Cause" (as defined therein) or for "Good Reason" (as defined therein).

                  6.5. Access. From the date hereof until the Closing, upon reasonable notice, the Sellers shall cause the Companies and each of the Companies' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Buyers reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Companies and to those officers, directors, employees, agents, accountants and counsel of the Companies who have any knowledge relating to the Companies (subject to the provision of customary indemnification by Buyers in the case of any inspections or testing), and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Buyers such additional financial and operating data and other information regarding the assets, properties and goodwill of the Companies (or legible copies thereof) as the Buyers may from time to time reasonably request. Notwithstanding the foregoing, prior to the Closing, the Buyers shall not engage in any general employee communications without the prior approval of the Sellers.

                  6.6 Benefit Plans. Except as contemplated by Section 7.7, the Seller Parties shall use commercially reasonable efforts such that as of the Closing the Plans will cover only employees and former employees of the Companies and their dependents and beneficiaries, will not provide benefits to any other employees or former employees of the Seller Parties or their Affiliates, and, except for employees and former employees of the Companies and their dependents and beneficiaries, no other individuals will have an interest in or rights under the Plans.

                  6.7. Notice of Developments; Schedules; Updating Schedules.

                       (a) Each party will give prompt written notice to the other of any development that adversely affects the ability or obligation of the parties to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements. No such written notice of a development will be deemed to have amended the schedules hereto, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

                       (b) Complete copies of the schedules referred to herein are being delivered simultaneously with the execution of this Agreement.

                       (c) The parties agree that, notwithstanding any provision herein to the contrary, none of the actions permitted by this Agreement to be taken by the Companies or any of the Selling Parties after the date hereof through the Closing Date, including, without limitation, those actions permitted under Section 6.3, shall constitute or give rise to any breach or alleged breach of any of the representations or warranties made by any of the Companies or the Selling Parties under this Agreement or any Ancillary Agreement.

                  6.8 No Solicitation or Negotiation. The Sellers agree that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, none of the Seller Parties, nor any of their respective Affiliates, officers, directors, representatives or agents will (i) initiate, encourage or solicit contacts regarding, or proposals or offers of any kind for, the acquisition of all or a significant portion of the business of either of the Companies, the Canadian Assets or the Interests (other than inventory to be sold in the ordinary course of business consistent with past practice or dispositions of assets or other property otherwise permitted under this Article 6); (ii) engage in discussions about, or enter into any transaction concerning, any such proposal, offer or acquisition of the business of either of the Companies, the Canadian Assets or the Interests, or negotiate with other possible buyers or their representatives regarding the acquisition of the business of the Companies, the Canadian Assets or the Interests, or (iii) directly or indirectly, provide any information about the business of either of the Companies or the prospects thereof to anyone in connection with the acquisition or potential acquisition of the business of the Companies, the Canadian Assets or the Interests. The Seller Parties immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Sellers agrees to advise Buyers promptly of any unsolicited contacts, offers or revised offers regarding the acquisition of all or a significant portion of the business of either of the Companies, the Canadian Assets or the Interests that it receives during such period. The Sellers agree not to, and to cause the Companies not to, without the prior written consent of the Buyers, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Sellers or the Companies are a party.

                  6.9 Transfer of Owned Real Property. Prior to the Closing Date, the Seller Parties shall use commercially reasonable efforts to (i) sell, transfer, or convey the fee simple interest in the Des Plaines Property to one or more of their Affiliates (the "Owned Real Property Buyer"), (ii) to assign the Parking Lot Lease to (or cause a new Parking Lot Lease to be entered into by) the Owned Real Property Buyer and (iii) to condition such transfer upon the Owned Real Property Buyer agreeing to execute the Parking Lot Sublease and the Owned Real Property Lease for the Des Plaines Property at the Closing.

                  6.10 Liens. At or prior to the Closing, the Seller Parties shall undertake all commercially reasonable efforts to cause to be removed or released all Liens set forth on Schedule 4.19.

                  6.11 Purchase Order List. No more than five (5) Business Days prior to the Closing, the Seller Parties shall prepare and deliver to the Buyers a true, accurate and complete list of Inventory Purchase Orders in excess of $50,000 and other purchase orders in excess of $25,000 entered into by each Company between December 5, 2002, and the date such list is prepared.

                  6.12 Customer List and Supplier List. No more than two (2) days prior to the Closing, the Seller Parties shall prepare and deliver to the Buyers for each Company (i) a true, accurate and correct list of those twenty-five (25) customers that purchased the most product (in terms of gross sales) since December 31, 2001, and showing the gross sales of Company products to each such customer during that period, and (ii) a true and correct list of those twenty-five (25) suppliers that have supplied the most product (in terms of amounts paid by a Company to a supplier) since December 31, 2001, and showing the amounts paid to each such supplier during that period.

                  6.13 Guarantees. At or prior to the Closing, the Seller Parties shall undertake all commercially reasonable efforts to cause to be released all guarantees of the type described in Section 4.10(a)(ii) or set forth on Schedule 4.10(a).

                  6.14 No Hire. From the date of this Agreement through the Closing, or, if this Agreement is terminated prior to the consummation of the transactions contemplated hereby pursuant to Article 10 then for a period of three (3) years from the date of this Agreement, neither Buyer nor any of their respective Affiliates, successors or assigns, shall hire, engage, retain or agree to hire, engage or retain, directly or indirectly, any employee of the Companies set forth on Schedule 4.15(c) or Jon Stauffer.

                  6.15 Offer of Employment to Canadian Employees. The Canadian Buyer shall offer employment, effective from the Closing Date, to all Canadian Employees on substantially the same terms and conditions of employment including salary, incentive compensation and benefits as the terms and conditions of each such Canadian Employee's employment with Canadian Company immediately prior to the Closing.

                                    ARTICLE 7

                             POST-CLOSING COVENANTS

                  7.1 Use of Intellectual Property. The Selling Parties acknowledge that from and after the Closing, the Trademarks and all similar names, marks and logos shall be owned by the US Company and the Canadian Buyer, that none of the Selling Parties or any of their Affiliates shall have any rights in such Trademarks or similar names, marks or logos and that none of the Sellers, the Parents, or any of their Affiliates will contest the ownership or validity of any rights of the Buyers or the Companies in or to such Trademarks or similar names, marks or logos. Immediately after the Closing, the Selling Parties shall file all necessary amendments to their charter documents to effectuate name changes to names which shall not include any of the Trademarks or variants thereof and to file all necessary amendments to business certificates to reflect such change in name.

                  7.2 Restrictive Covenants. The Sellers and Parents acknowledge that the Companies have developed trade secrets and confidential information concerning the Business and that the agreements and covenants contained in this
Section 7.2 are essential to protect the Business following the consummation of the transactions contemplated by this Agreement. Accordingly,

                       (a) Definition of Business. The Companies are engaged in the business of the distribution of maintenance and repair parts, fasteners, electrical components, chemicals, fluid flow, tools and other related items in the United States, and Canada and Mexico to original equipment manufacturers, maintenance, repair and operation customers, and transportation-related customers (the "Business").

                       (b) Confidentiality. The Sellers and Parents agree to, and shall cause their agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) and not use for any purpose whatsoever all information relating to trade secrets, processes, know how, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Companies and their operations, (ii) in the event that the Sellers, the Parents, or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Buyers with prompt written notice of such requirement so that the Buyers, the US Company or any Affiliate, successor or assign thereof may seek a protective order or other remedy or waive compliance with this Section 7.2(b), (iii) in the event that such protective order or other remedy is not obtained, or the Buyers waive compliance with this Section 7.2(b), furnish only that portion of such confidential information which is legally required to be provided and exercise their reasonable efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the US Company and the Canadian Buyer any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Sellers or any of their agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Sellers or any of their agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Sellers, the Parents, their agents, representatives, Affiliates, employees, officers or directors; provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Sellers and Parents agree and acknowledge that remedies at law for any breach of their obligations under this Section 7.2(b) are inadequate and that in addition thereto the Buyers and the US Company shall be entitled to seek equitable relief, including in the form of an injunction and specific performance, in the event of any such breach. Notwithstanding any provisions of this Section 7.2(b) to the contrary, nothing herein shall prevent any party hereto from disclosing such information as it deems necessary or advisable in connection with the enforcement by such party of any of its rights or remedies under this Agreement. Subject to the provisions of this Section 7.2(b), Sellers shall be permitted to retain a copy of each of the Shared Records for use by Sellers as Sellers may reasonably require, and Buyers shall be permitted to use the copies of the books and records of the Canadian Company included in the definition of Canadian Assets for use by the Buyers as Buyers may reasonably require.

                       (c) No Solicitation. For a period of two (2) years following the Closing Date, no Seller or Parent shall, and each shall cause Brafasco Holdings, Inc., C&J Fasteners, Inc., Brampton Fastener Co. Limited and each of its other subsidiaries not to, directly or indirectly, (i) solicit for employment any officer, director or employee of, or encourage any officer, director or employee to leave his or her employment with, the US Company, Canadian Buyer, the Barnes Distribution division of the US Buyer or any of their respective successors, or (ii) solicit or intentionally induce any customer, supplier, lender or lessor to discontinue or reduce the extent of his, her or its business with the US Company, Canadian Buyer, the Barnes Distribution division of the US Buyer or any of their respective successors (except that covenants under this Section 7.2(c)(ii) shall not prohibit C&J Fasteners, Inc., Brafasco Holdings, Inc., or Brampton Fastener Co. Limited in the conduct of their businesses using those types of sales channels as they used in the conduct of their businesses over the twelve (12) month period prior to the Closing Date).

                       (d) No Competition. Sellers and Parents each agree that for a period of two (2) years following the Closing Date, no Seller, Parent or any of their subsidiaries shall have any interest, either directly or indirectly, in any entity, whether as shareholder (other than the ownership of less than ten percent (10%) of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market), partner, member, manager, independent contractor, consultant, agent, principal, franchisee, franchisor, creditor, officer, director, employee, individual owner or proprietor, or otherwise, either on behalf of such Seller or Parent or on behalf of any other Person, that engages, either directly or indirectly in the Business; provided, however, that the Sellers and Parents or any of their Affiliates shall be permitted to retain their ownership interests in C&J Fasteners, Inc., Brafasco Holdings, Inc., and Brampton Fastener Co. Limited provided C&J Fasteners, Inc., Brafasco Holdings, Inc., and Brampton Fastener Co. Limited only conduct their business using those types of sales channels as they have used in the conduct of their businesses over the twelve
(12) month period prior to the Closing Date. The restrictions in this Section 7.2(d) shall apply to a geographic region that coincides with the North American-wide scope of the Business.

                       (e) Remedies Upon Breach. The Sellers and the Parents each hereby acknowledge and agree that a material breach or threatened breach thereby of any of the provisions contained in this Section 7.2 will cause irreparable injury to the US Company and the Buyers. Sellers and Parents therefore agree that, in addition to any other right or remedy the Buyer Parties may have under this Agreement, the Buyer Parties shall be entitled to a temporary restraining order and to a preliminary and permanent injunction enjoining or restraining the breach or threatened breach of this Section 7.2 by a Seller or Parent. The Sellers and the Parents further agree that the Buyer Parties shall have the right to have the provisions of this Section 7.2 specifically enforced.

                       (f) Authority of the Court. Consistent with the intent of the parties, if it is determined by the final judgment of a court of competent jurisdiction that any covenant or agreement set forth in this Section 7.2, or any part thereof, is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. The parties agree that this Agreement shall be enforceable as so modified, and that any covenants and agreements not subject to judicial modification shall be given their full effect according to their terms.

                       (g) Termination. Notwithstanding any provision herein to the contrary, the provisions of Sections 7.2(c) and 7.2(d) shall terminate with respect to any Person otherwise bound thereby at such time as such Person ceases to be affiliated with Glencoe Capital, LLC.

                  7.3 Acquisition Bonuses. Sellers shall pay directly any bonuses to be paid to employees of the US Company in connection with completion of the transaction contemplated by this Agreement and shall hold Buyers and US Company harmless from and indemnify Buyers and US Company with respect to any Damages related to such bonuses (including, without limitation, failure of Sellers to pay such bonuses).

                  7.4 Certain Financial Information. The Seller Parties shall, at Buyer's expense and during reasonable business hours, provide the Buyers and their representatives with access to relevant books and records of the Sellers for, and cooperate with and assist the Buyers in, the preparation by Buyers of audited and unaudited financial and other information required for the preparation of selected and summary financial data and pro forma financial information regarding the business of the Companies for all periods ending prior to the Closing Date required by applicable provisions of Regulations S-X and S-K promulgated under the Securities Act, and the Exchange Act, and the rules and regulations thereunder, and shall provide such management representation letters and shall use commercially reasonable efforts to cause the Seller Parties' outside independent public accountants to deliver such consents and comfort as are customary under applicable accounting standards, as promptly as reasonably practicable but in no event later than forty-five days following the request of Buyers therefore. The US Company and Canadian Buyer shall be responsible for the preparation of and the costs and expenses incurred in connection with the preparation, review and audit of the financial statements of the Companies for the fiscal year ended December 31, 2002.

                  7.5  D&O Indemnitees.

                       (a) The US Company shall, to the maximum extent permitted by Law, indemnify and hold harmless each Person set forth on Schedule 7.5 (collectively, the "D&O Indemnitees" and individually, a "D&O Indemnitee") from and against any and all Damages that arise out of, relate to or are in connection with the management or conduct of the business or affairs of the US Company or the D&O Indemnitees' activities with respect thereto, except for any such Damages that have resulted from willful misconduct or recklessness by the D&O Indemnitee seeking indemnification.

                       (b) Nothing in clause (a) above shall limit the coverage of or otherwise be deemed to replace or be in lieu of any insurance otherwise available to any D&O Indemnitee. Any D&O Indemnitee shall make a good faith effort to recover any insurance proceeds that may be available to cover any Damages (including, without limitation, under the D&O Policy described in clause
(d) below). The amount which the US Company is required to pay to, for, or on behalf of any D&O Indemnitee pursuant to this Section 7.5 shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such D&O Indemnitee and other amounts paid by any person in reduction of the related Damages. If a D&O Indemnitee shall have received or shall have paid on its behalf any amounts in respect of Damages and shall subsequently receive directly or indirectly insurance proceeds or other amounts in respect of such Damages, then such Indemnitee shall promptly pay to the US Company a sum equal to the amount of such insurance proceeds or other amounts provided the same does not exceed an amount equal to the payment actually made by the US Company under this Section 7.5.

                       (c) Effective upon consummation of the Closing, the Buyer Parties, and each of their respective Affiliates, successors and assigns, shall be deemed to have remised, released and forever discharged the D&O Indemnitees of and from any and all Damages which the Buyer Parties, and each of their respective Affiliates, successors and assigns, or any of them, has or ever had, or hereafter can, shall or may have, arising out of the actions or inactions of any such D&O Indemnitees in their capacities as officers, managers or directors of the US Company; provided, however, that this Section 7.5(c) shall not apply to Damages that (i) arise from the fraud or intentional misrepresentation of any of the D&O Indemnitees, or (ii) may arise from the breach by any of the D&O Indemnitees of, or the failure to perform, any obligation or duty arising on the part of any of the D&O Indemnitees after the date hereof under this Agreement, any of the Ancillary Agreements, or any other agreement to be entered into after the date hereof and contemplated hereby to which any of the D&O Indemnitees is a party.

                       (d) Sellers and the Parents, or any of them, shall purchase or otherwise have in place, effective as of the Closing, a policy or policies of insurance for errors and omissions of the D&O Indemnities in their capacities as officers and directors of the Companies prior to the Closing with limits of at least $3,000,000 (the "D&O Policy"). The D&O Policy shall be maintained by the Sellers and the Parents, or any of them, for a period of not less than six (6) years. The US Company shall be named as a named insured on a direct and primary basis under such D&O Policy. The D&O Policy shall be written such that the US Company will be notified by the insurer of the cancellation (including cancellation for non-renewal) or restrictive amendment of the D&O Policy at least thirty (30) days prior to the date that the cancellation or restrictive amendment takes effect. Within thirty (30) days after the Closing, Sellers shall provide the Buyers with certificates of insurance evidencing full compliance with the above insurance requirements. Such certificates will be kept current throughout the entire above-mentioned six (6) year period. Buyers' acceptance of such certificates shall not relieve Sellers and the Parents of the obligation to obtain and maintain the coverage set forth above, nor shall such acceptance be deemed a waiver of the US Company's and Canadian Buyer's right to such coverage.

                  7.6 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the other parties hereto to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, to vest the US Buyer with full title to the Interests, to vest the Canadian Buyer with full title to the Canadian Assets, to file all Tax Returns and make any elections related to Taxes, and to otherwise effect the purposes of this Agreement. Upon the reasonable request of the Canadian Buyer, the Seller Parties shall provide the Canadian Buyer with copies of any books or records of the Canadian Company related to the Canadian Assets or the business of the Canadian Company.

                  7.7 Agreement Regarding Company 401(k) Plan. Notwithstanding
Section 6.6(a), it is understood that it may not be commercially reasonable for the Seller Parties to cause the Kar Products LLC Savings and Investment Plan (the "Company 401(k) Plan") to cover only employees and former employees of the Companies and their beneficiaries on the Closing. As a result, in the event employees and former employees of Affiliates of the Seller Parties, other than employees and former employees of the Companies (the "Non-Company Participants") participate in the Company 401(k) Plan on and after the Closing, Buyer and the Seller Parties shall cooperate and take such action as is necessary to spin-off the assets and liabilities of the Company 401(k) Plan relating to the Non-Company Participants, in accordance with Code Section 414(l), to a successor plan to be established by the Seller Parties or an Affiliate thereof (the "Plan Spin-Off") as soon as commercially reasonable following the Closing. Until the date of the Plan Spin-Off the Buyer shall cause the Company 401(k) Plan to continue to receive contributions and administer the Company 401(k) Plan on behalf of the Non-Company Participants. It is specifically understood that after the Closing Buyer and Kar shall have no obligation to make contributions to the Company 401(k) Plan on behalf of any Non-Company Participant and that the Seller Parties and their Affiliates shall be fully responsible for all contributions for Non-Company Participants. Notwithstanding the foregoing, Buyer and the Companies shall have no obligation to allow Non-Company Participants to participate in the Company 401(k) Plan for payroll periods beginning 45 days after the Closing and the Plan Spin-Off shall be completed within 60 days after the Closing. Additionally, Seller Parties and their Affiliates shall pay and indemnify Buyer, the Companies and the Company 401(k) Plan for all costs and liabilities associated with covering Non-Company Participants, including but not limited to on-going administrative costs associated with providing such coverage, as well as the administrative, consulting and legal costs associated with the Plan Spin-Off.

                  7.8 Transition Services. Effective upon the Closing, the parties shall enter into the Transition Services Agreement, pursuant to which they shall each provide certain services for a specified period following the Closing and in consideration of the agreements, covenants and provisions contained herein.

                  7.9 Misdirected Receivables. From and after the Closing, Seller Parties shall remit promptly to Canadian Buyer any payments or other sums received by the Canadian Company for an account receivable of the Canadian Company that existed on or prior to Closing.

                                    ARTICLE 8

                                   TAX MATTERS

                  8.1  Indemnity.

                       (a) Subject to Section 11.6(f), the Sellers and Parents agree from and after the Closing, to indemnify and hold harmless the Buyer Parties against the following Taxes (except to the extent reserves for such Taxes have been specifically established on the Closing Balance Sheets) and against any Damages incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes (but excluding any expenses incurred by Buyers in participation in any audit where Sections 8.4(b) and 8.4(c) specifically provides that such expenses of participation be paid by the Buyers) imposed on the Companies or any predecessor with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, (A) Taxes imposed on the US Company which are allocable, pursuant to Section 8.1(b), to the portion of such period ending on the Closing Date, and (B) all such Taxes imposed on the Canadian Company, except for Taxes imposed on a periodic basis with respect to the ownership or use of the Canadian

Assets, then only such Taxes allocable, pursuant to Section 8.1(b)(ii), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on the Canadian Buyer (or any of its Affiliates) under any bulk transfer law of any jurisdiction or under common law doctrine of de facto merger or successor liability as a result of the purchase, use and operation of the Canadian Assets;
(iv) Taxes imposed on any member of any affiliated group with which any of the Companies or any predecessor file or have filed a Tax Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date; and
(v) Taxes imposed on the Buyer Parties as a result of any breach of warranty or misrepresentation under Section 4.9. The Buyers shall indemnify and hold harmless the Seller Parties for any Taxes of the Buyer Parties not allocated to the Sellers pursuant to this Section 8.1(a).

                       (b) In the case of Taxes that are payable with respect to a taxable period that begins prior to the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                            (i) in the case of Taxes that are either (x) based
upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement or any Ancillary Agreement, as provided under Section 8.7), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

                            (ii) in the case of Taxes imposed on a periodic
basis with respect to the real, personal or intangible property of the Companies, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days from the beginning of the period through the Closing Date and the denominator of which is the number of calendar days in the entire period.

                  8.2 Returns and Payments.

                       (a) From the date of this Agreement through and after the Closing Date, the Sellers shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Entity (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns relating to the US Company that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Buyers shall do the same for the US Company with respect to any taxable period ending after the Closing Date). Tax Returns of the US Company not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the US Company (except to the extent counsel for the Sellers or the US Company renders a legal opinion that there is no reasonable basis in law therefore or determines that a Tax Return cannot be so prepared and filed without being subject to penalties). With respect to any Tax Return required to be filed by the Buyers or the Sellers with respect to the US Company and as to which an amount of Tax is allocable to the other party under Section 8.1(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 8.1(b), together with appropriate supporting information and schedules at least twenty (20) Business Days prior to the due date (including any extension thereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and statement prior the filing of such Tax Return.

                       (b) The Sellers shall pay or cause to be paid when due and payable all Taxes with respect to the US Company for any taxable period ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, accrued for such Taxes as current Taxes payable on the Closing Balance Sheets (subject to Section 11.6(f)), and the Buyers shall so pay or cause to be paid Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from the Sellers by the date set forth in Section 8.5 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Sections 8.1(a) and 8.1(b)).

                  8.3 Refunds. Any Tax refund (including any interest with respect thereto) relating to the US Company for any taxable period ending on or before the Closing Date (except for any refund included on the Closing Balance Sheets, which shall be the property of the Buyers, and if paid to the Sellers, shall be paid over promptly to the Buyers) shall be the property of the Sellers (and not the US Company), and if received by the Buyers or the US Company shall be paid over promptly to the Sellers. Notwithstanding the foregoing sentence, any Tax refund (or equivalent benefit to the Sellers through a reduction in Tax liability) for a period ending on or before the Closing Date arising out of the carryback of a loss or credit incurred by the US Company in a taxable year ending after the Closing Date shall be the property of the Buyers and, if received by the Sellers, shall be paid over promptly to the Buyers. The amount or economic benefit of any refunds, credits or offsets of Taxes of the US Company with respect to a taxable period that begins prior to the Closing Date and ends after the Closing Date shall be equitably apportioned in a manner consistent with the liability to pay such Taxes pursuant to Section 8.1(a).

                  8.4  Contests.

                       (a) After the Closing, each of the Buyers and the Sellers shall promptly notify the other in writing of any written notice of a proposed assessment, reassessment, or claim in an audit or administrative or judicial proceeding which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article 8, provided, however, that a failure to give such notice will not affect the indemnified party's right to indemnification under this Article 8 except to the extent, if any, that, but for such failure, the indemnified party could have avoided all or a portion of the Tax liability in question.

                       (b) In the case of an audit or administrative or judicial proceeding with respect to the US Company that relates to periods ending on or before the Closing Date, provided that the Sellers acknowledge in writing their liability under this Agreement to hold the Buyers and the US Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 8.1(b) to the portion of such year ending on or before the Closing Date), the Sellers shall have the right at their expense to participate in and control the conduct of such audit or

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proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Sellers have acknowledged their liability; the Buyers also may participate in any such audit or proceeding at their expense. If the Sellers do not assume the defense of any such audit or proceeding, the Buyers may defend the same in such manner as they may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days' prior written notice to the Sellers setting forth the terms and conditions of settlement (subject to Section 8.4(d)). In the event that issues relating to a potential adjustment for which the Sellers have acknowledged their liability pursuant to this Section 8.4(b) are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Buyers would be liable, the Buyers shall have the right, at their expense, to control the audit or proceeding with respect to the latter issues. In such cases, Buyer and Seller will cooperate in deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum).

                       (c) With respect to issues relating to a potential adjustment in the Taxes of the US Company for which both the Sellers (as evidenced by their acknowledgment under this Section 8.4) and the Buyers or the Companies could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article 8 by the Buyers and the Sellers.

                       (d) Neither the Buyers nor the Sellers shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding with respect to the US Company which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Buyers and the Sellers agree to cooperate, and the Buyers agree to cause the US Company to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

                       (e) Notwithstanding anything to the contrary in this Agreement, the Canadian Company or Sellers shall solely control any audit or proceeding with respect to Taxes of the Canadian Company, and the Buyer Parties shall have no right to participate in any such proceeding.

                  8.5 Time of Payment. Payment by the Sellers or Buyers of any amounts due under this Article 8 in respect of Taxes shall be made (i) at least three (3) Business Days before the due date of the applicable estimated or final Tax Return, and (ii) within three (3) Business Days following an agreement between the Sellers and the Buyers that an indemnity amount is payable pursuant to an assessment of a Tax by a taxing authority or for any other reason, and
(iii) within seven (7) Business Days following a "determination" as defined in section 1313(a) of the Code.

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                  8.6 Cooperation and Exchange of Information. The Sellers and
the Buyers will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Companies or any assets of the Companies from the Buyers. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Sellers, Buyers and the Companies shall make their employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Sellers and the Buyers shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Companies (collectively, "Tax Documents") for each taxable period first ending after the Closing Date and for all prior taxable periods in accordance with all record retention agreements entered into with any Governmental Entity, but in any event until the later of
(i) the expiration of the statute of limitations of the taxable periods to which such Tax Documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Tax Returns. Each party agrees to give the other party reasonable written notice prior to transferring, destroying or discarding any such Tax Documents and, if the other party so requests, shall allow the other party to take possession of such Tax Documents. Buyer and the Sellers further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated by this Agreement). Any information obtained under this Section 8.6 shall be kept confidential in accordance with Section 7.2 except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                  8.7 Conveyance Taxes. The Sellers shall be liable for and shall hold the Buyers harmless against any sales, use, transfer (including, without limitation, real property transfer or gains), value added, stock transfer, and stamp taxes, recording, registration, and other fees, and any similar Taxes which become payable in connection with the sale of the Interests, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The US Buyer shall execute and deliver all instruments and certificates necessary to enable the Sellers to comply with the foregoing.

                  8.8 Accounts Receivable Election. Upon finalization of the Closing Balance Sheets, the Canadian Buyer and the Canadian Seller shall, pursuant to Section 22 of the Income Tax Act (Canada), jointly elect to have the provisions of Section 22 apply to the purchase and sale of those receivables that are part of the Canadian Assets by completing form T2022. This form will be filed by the Canadian Buyer pursuant to Section 22 of the Income Tax Act (Canada).

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                  8.9 Canadian Sales and Transfer Taxes. Each party shall pay direct to the appropriate Governmental Entity all sales and transfer taxes, registration charges and transfer fees, other than the goods and services tax and harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada), payable by it in respect of the purchase and sale of the Canadian Assets under this Agreement.

                  8.10 Goods and Services Tax and Harmonized Sales Tax Election. The Canadian Buyer and the Canadian Seller shall jointly elect, under subsection 167(1) of Part IX of the Excise Tax Act (Canada), and any equivalent or corresponding provision under any applicable provincial or territorial legislation imposing a similar value added or multi-staged tax, that no tax be payable with respect to the purchase and sale of the Canadian Assets under this Agreement. The Canadian Buyer and the Canadian Seller shall make such election(s) in prescribed form containing prescribed information and the Canadian Buyer shall file such election(s) in compliance with the requirements of the applicable legislation.

                  8.11 Self-Assessment of Goods and Services Tax and Harmonized Sales Tax on Real Property. To the extent permitted under subsection 221(2) of the Excise Tax Act (Canada) and any equivalent or corresponding provision under any applicable provincial or territorial legislation, the Canadian Buyer shall self-assess and remit directly to the appropriate Governmental Entity any goods and services tax and harmonized sales tax imposed under the Excise Tax Act (Canada) and any similar value added or multi-staged tax imposed by any applicable provincial or territorial legislation payable in connection with the transfer of any interest in real property. The Canadian Buyer shall make and file a return(s) in accordance with the requirements of subsection 228(4) of the Excise Tax Act (Canada) and any equivalent or corresponding provision under any applicable provincial or territorial legislation.

                  8.12 Retail Sales Tax Certificate. Prior to the Closing Date, the Canadian Seller will use commercially reasonable efforts to obtain a valid certificate issued by the Minister of Finance in accordance with Section 6 of the Retail Sales Tax Act (Ontario).

                                    ARTICLE 9

                              CONDITIONS TO CLOSING

                  9.1. Conditions to Obligation of the Buyers. The obligation of the Buyers to consummate the transactions contemplated hereunder is subject to satisfaction of the following conditions:

                       (a) the representations and warranties of the Seller Parties contained in Article 4, when read in conjunction with the applicable schedules hereto, shall be true, complete and correct in all material respects (except to the extent any such representation or warranty contains qualifiers such as material, Material Adverse Effect, or Material Adverse Change in which case such representation or warranty shall be true and correct in all respects in accordance with its terms) on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect if made on the Closing Date (other than those that are made as of a specific date, which shall be true and correct in all material respects only as of such date);

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                       (b) the Seller Parties shall have performed and complied
in all material respects with all of their covenants hereunder required to be performed and complied with by them prior to the Closing;

                       (c) the Seller Parties shall have delivered to the Buyers certificates to the effect that each of the conditions specified in Section 9.1(a) and (b) above are satisfied in a form reasonably acceptable to Buyers;

                       (d) there shall not be any action, suit or proceeding pending or threatened before any Governmental Entity or before any arbitrator that would be reasonably likely to result in an unfavorable injunction, judgment, order, decree, ruling or charge, which would (i) prevent consummation of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or (ii) cause any of the transactions contemplated by this Agreement or any Ancillary Agreement to be rescinded following consummation;

                       (e) all applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated without objection of the relevant Governmental Entity;

                       (f) the Seller Parties will have executed and/or delivered to the Buyers the documents identified in Section 3.2, including, without limitation, the Required Consents;

                       (g) the Companies shall have caused all intercompany loans, payables, or receivables to or from Affiliates (other than with respect to employees) to be cancelled upon the Closing;

                       (h) all Liens and guarantees set forth on Schedule 9.1(h) shall be caused to be released upon the Closing;

                       (i) the Buyers shall have obtained the necessary consents to amend, or otherwise obtain consent under, the Barnes Credit Facilities to permit the consummation of the transactions contemplated by this Agreement and any Ancillary Agreements and to permit the Buyers to institute and implement a subordinated mezzanine credit facility, and the Buyers shall have implemented such subordinated mezzanine credit facility;

                       (j) the Sellers and Parents shall have caused the assignment to the US Company of the Executive Employment Contracts in accordance with Section 6.4;

                       (k) the Seller Parties shall have caused the transfer of the Des Plaines Property to the Owned Real Property Buyer on the conditions set forth in Section 6.9;

                       (l) since the date of this Agreement there shall not have been a Material Adverse Change in the Companies.

                  The Buyers may waive any condition specified in this Section
9.1 in whole or in part, other than Section 9.1(e), if they execute a writing so stating at or prior to the Closing; provided, that no such waiver shall constitute a waiver of any right to indemnification pursuant to

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Article 11 relating to the facts, circumstances, or conditions preventing such condition from being satisfied.

                  9.2. Conditions to Obligation of the Seller Parties. The obligation of the Seller Parties to consummate the transactions contemplated hereunder is subject to satisfaction of the following conditions:

                       (a) the representations and warranties of the Buyers contained in Article 5, when read in conjunction with the applicable schedules hereto, shall be true, complete and correct in all material respects (except to the extent any such representation or warranty contains qualifiers such as material, Material Adverse Effect, or Material Adverse Change in which case such representation or warranty shall be true and correct in all respects in accordance with its terms) on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect if made on the Closing Date (other than those that are made as of a specific date, which shall be true and correct in all material respects only as of such date);

                       (b) the Buyers shall have performed and complied in all material respects with all of their covenants hereunder required to be performed and complied with by them prior to the Closing;

                       (c) the Buyers shall have delivered to the Sellers certificates to the effect that each of the conditions specified in Section 9.2(a) and (b) above are satisfied in a form reasonably acceptable to Sellers;

                       (d) there shall not be any action, suit or proceeding pending or threatened before any Governmental Entity or before any arbitrator that would be reasonably likely to result in an unfavorable injunction, judgment, order, decree, ruling or charge, which would (i) prevent consummation of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or (ii) cause any of the transactions contemplated by this Agreement or any Ancillary Agreement to be rescinded following consummation;

                       (e) all applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated without objection of the relevant Governmental Entity;

                       (f) the Buyers shall have executed and/or delivered to the Seller Parties the documents identified in Section 3.3; and

                       (g) the Buyers shall have tendered delivery to the Seller Parties of the Closing Payment and US Stock Consideration at the Closing.

                  The Seller Parties may waive any condition specified in this
Section 9.2 in whole or in part, other than Section 9.2(e), if it executes a writing so stating at or prior to the Closing; provided, that no such waiver shall constitute a waiver of any rights to indemnification pursuant to Article 11 relating to the facts, circumstances, or conditions preventing such condition from being satisfied.

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

                                   ARTICLE 10

                                   TERMINATION

                  10.1 Termination. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to the
Closing:

                       (a) By mutual written consent of the Buyers and the Sellers;

                       (b) By the Buyers, or by the Sellers, if the Closing shall not have occurred on or before the later of March 31, 2003, and the fifth
(5th) Business Day following termination or expiration of the applicable waiting periods pursuant to the Hart-Scott-Rodino Act (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the transaction to be consummated on or before such date);

                       (c) By the Buyers, or by the Sellers, if any court or other Governmental Entity of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become final and nonappealable;

                       (d) By the Sellers, upon five (5) Business Days notice to the Buyers, if prior to the Closing Date (i) there shall have been a breach of any of the representations or warranties on the part of the Buyers contained in this Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of the Buyers to consummate the transactions contemplated hereby, or (ii) there shall have been a breach of any covenant or agreement on the part of the Buyers contained in this Agreement which, individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the ability of the Buyers to consummate the transactions contemplated hereby, in either case
(i) or (ii) which breach shall not have been cured within ten (10) days following notice thereof to the Buyers, or (iii) there shall have been a Bankruptcy Event with respect to either Buyer;

                       (e) By the Buyers, upon five (5) Business Days notice to the Sellers, if prior to the Closing Date (i) there shall have been a breach of any of the representations or warranties on the part of the Seller Parties contained in this Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on any of the Companies or materially adversely affects the ability of the Seller Parties to consummate the transactions contemplated hereby, or (ii) there shall have been a material breach of any covenant or agreement on the part of the Seller Parties contained in this Agreement, in either case (i) or (ii) which breach shall not have been cured within ten (10) days following notice thereof to the Company or the Sellers, as applicable, or (iii) there shall have occurred any event or circumstance that has had or, but for the passage of time, would reasonably be expected to have, a Material Adverse Effect on the Companies.

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                  10.2 Effect of Termination. If this Agreement is terminated in accordance with Section 10.1 hereof, this Agreement shall become null and void and of no further force and effect, except that (i) the terms and provisions of Sections 6.14, 7.2(b), 7.2(c)(i) and 10.2, and Article 12 shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its covenants hereunder prior to such termination.

                                   ARTICLE 11

                                 INDEMNIFICATION

                  11.1 Survival of Representations. The parties hereto agree that all representations, warranties and covenants made in this Agreement and any Ancillary Agreement shall remain operative and in full force and effect as follows, regardless of any investigation or audit made by or on behalf of the party to whom made or any knowledge of the party to whom made before, at or after the Closing: all representations and warranties made by any party in or pursuant to this Agreement shall survive for a period of eighteen (18) months following the Closing, except that the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.6, 4.12(a) (first sentence only), 4.19 (second sentence only), 4.24, 5.1, 5.2, 5.3, 5.5, 5.6, and 5.8 shall survive indefinitely, and the representations and warranties set forth in Sections 4.9, 4.14, and 4.16 shall survive until thirty (30) days after the applicable statute of limitations has expired.

                  11.2 Indemnification of the Buyers. Except as otherwise provided in Article 8, Section 6.9, and Section 7.3, each of Seller Parties shall jointly and severally indemnify and hold harmless the Buyer Parties (including the US Company) their respective directors, officers, employees, stockholders, agents, successors and assigns (the "Buyer Indemnitees") from and against any and all Damages which may be asserted against or sustained or incurred by any Buyer Indemnitee in connection with, arising out of, or related to or resulting from:

                       (a) the breach of any representation or warranty made by the Seller Parties under Article 4 of this Agreement as of the date hereof;

                       (b) the breach of any representation or warranty made by the Seller Parties under Article 4 of this Agreement as if such representation or warranty were made on and as of the Closing Date (excluding each representation and warranty that by its terms is made as of a date specified therein); and

                       (c) any nonfulfillment or breach of any covenant or agreement to be performed on the part of any Seller Party (including the US Company prior to the Closing) under this Agreement;

                       (d) any Damages suffered or incurred by the Buyer Parties by reason of or in connection with any claims or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Sellers or the Parents other than to the extent arising in connection with or related to any actions of the Sellers or the Parents made in connection with the management of the business of the Companies;

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                       (e) the Canadian Retained Liabilities;

                       (f) any payments received by the US Company pursuant to the Great Plains Settlement prior to Closing that are required to be returned to Great Plains Software O.C., Inc., pursuant to the terms thereof and are returned to Great Plains Software O.C., Inc. after Closing;

                       (g) any claims or liabilities incurred prior to, on, or after Closing by Non-Company Participants and/or by dependents or beneficiaries of Non-Company Participants to the extent such claims or liabilities relate to coverage under the terms of the Plans (other than the Company 401(k) Plan);

                       (h) the participation of Non-Company Participants in the Company 401(k) Plan following the Closing and the Spin-Off, but not including any Damages arising out of negligent actions taken by Buyer or the Company (not at the direction of Sellers or their Affiliates) following the Closing;

                       (i) any late contributions to the Kar Retirement Plan as disclosed on Schedule 4.14(d); and


                       (j) all Environmental Claims related to the Owned Real Property, other than for those Environmental Claims arising out of or relating to any act or omission of the Buyer Parties.

                  11.3 Indemnification of the Seller Parties. Except as otherwise provided in Article 8 and Section 7.5, each of the Buyers agrees to jointly and severally indemnify and hold harmless the Seller Parties and their respective directors, officers, employees, stockholders, partners, agents, successors and assigns (the "Seller Indemnitees") from and against any and all Damages which may be asserted against or sustained or incurred by the Seller Indemnitees in connection with, arising out of or related to or resulting from:

                       (a) the breach of any representation or warranty made by the Buyers under Article 5 of this Agreement as of the date hereof;

                       (b) the breach of any representation or warranty made by the Buyers under Article 5 of this Agreement as if such representation or warranty were made on and as of the Closing Date (excluding each representation and warranty that by its terms is made as of a date specified therein);

                       (c) any nonfulfillment or breach of any covenant or agreement to be performed on the part of any Buyer under this Agreement;

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                       (d) any Damages suffered or incurred by the Seller
Parties by reason of or in connection with any claims or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Buyer Parties in connection with their operation of the business of the Companies by the Buyer Parties after the Closing; and

                       (e) the Canadian Assumed Liabilities.

                  11.4 Intentionally Omitted.

                  11.5 Procedures. Except as otherwise provided in Article 8, the following provisions shall apply to claims for Damages arising from claims by a third party (each a "Claim"). Promptly after receipt by any Person entitled to indemnification under this Article 11 of notice of the commencement of a Claim in respect of which such Person will seek indemnification hereunder, such Person shall notify in writing the Person(s) from whom indemnification hereunder is sought, which notice shall specify the nature of such Claim, the amount of Damages sought in such Claim, if known, and the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. Failure to so notify the indemnifying party shall not relieve it from any liability that it may have under this Article 11 except to the extent that the indemnifying party's ability to defend such Claim is materially prejudiced by the failure to give such notice. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Damages that may result from a Claim, the indemnifying party shall have the absolute right, in its sole discretion and expense, to elect to defend, contest or otherwise protect against any such Claim with legal counsel of its own selection so long as the indemnifying party gives notice of its intention to so defend, contest or otherwise protect against such Claim within five days of its receipt of notice from the indemnified party regarding such Claim; provided that nothing herein shall entitle the indemnifying party to control the defense or settlement of any Claim to the extent the Claim if successful could materially interfere with the business, operations, assets, conditions or prospects of the indemnified party. The indemnified party shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims it may have. The indemnified party shall, and shall cause its Affiliates (and their respective directors, officers, agents and employees), to at all times cooperate in all reasonable ways with, make their relevant files and records available for inspection and copying by, or otherwise render reasonable assistance to, the indemnifying party in its defense of any action for which indemnity is sought under this Article 11. In the event the indemnifying party fails to timely defend, contest or otherwise protect against any Claim, the indemnified party shall have the right, but not the obligation, to defend, contest, assert cross-claims or counterclaims or otherwise protect against the same at the indemnifying party's expense. The indemnifying party may not, without the consent of the indemnified party settle or compromise any Claim if the settlement or compromise imposes equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder.

                  11.6 Limitations on Indemnification; Additional
Indemnification Provisions.

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                       (a) The indemnifying party shall have no obligation to
pay any claim for indemnification pursuant to Sections 11.2(a) and (b) or 11.3(a) and (b) of this Agreement unless and until the aggregate amount of all such claims exceeds One Million Dollars ($1,000,000) (the "Threshold Indemnity Amount"). In the event the aggregate amount of all such claims for indemnification pursuant to Sections 11.2(a) and (b) or 11.3(a) and (b) for which an indemnified party seeks indemnification hereunder exceeds the Threshold Indemnity Amount, the indemnifying party or parties shall be liable for the entire indemnity amount with respect to such aggregated claims, including the Threshold Indemnity Amount, up to a maximum amount equal to Ten Million Dollars ($10,000,000). The Threshold Indemnity Amount and the maximum amount of claim for indemnification set forth herein shall not apply to any claims in the case of fraud, an intentional misrepresentation or an intentional breach of any warranty.

                       (b) The indemnification and equitable remedies provided for in this Agreement shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, Affiliates, agents, representatives, successors and assigns for any breach of or inaccuracy in any covenant, agreement, representation or warranty contained in this Agreement; provided, however, that nothing herein is intended to waive or otherwise limit any claims for Damages resulting or arising from fraudulent or willful misconduct or to waive any equitable remedies to which a party may be entitled.

                       (c) The right to indemnification, payment of Damages or other remedy based on any representations, warranties, covenants, and obligations in this Agreement, any Ancillary Agreement or the Schedules attached hereto will not be affected by any investigation conducted with respect to, or any notice or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                       (d) Notwithstanding anything to the contrary herein, upon and after Closing, (i) the US Company shall cease to be a Seller Party and shall cease to have any indemnification obligations as a Seller Party hereunder and shall be treated as a Buyer Party, and the Seller Parties shall have no rights of recourse, whether for contribution, by virtue of subrogation, section 2.2 of that certain Second Amended and Restated Operating Agreement of KAR Products, LLC, dated as of August 30, 2000, or otherwise, against the US Company for any payments such Seller Party make, or are obligated to make, under this Article 11 or any other section of this Agreement, and (ii) the Seller Parties and each of their respective Affiliates, successors and assigns shall be deemed to have remised, released and forever discharged the D&O Indemnitees of and from any and all Damages which the Seller Parties and each of their respective Affiliates, successors and assigns, or any of them, has or ever had, or hereafter can, shall or may have, arising out of the actions or inactions of any such D&O Indemnitees in their capacities as officers or directors of the US Company; provided, however, that this Section

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

11.6(d)(ii) shall not apply to Damages that arise from the fraud or intentional misrepresentation of any of the D&O Indemnitees.

                       (e) Subject to Section 11.6(d), upon making an indemnity payment pursuant to this Agreement, the indemnifying party will, to the extent of such payment, be subrogated to all rights of the indemnified party against any third party in respect of the Damages to which the payment related. Without limiting the generality of any other provision hereof, each such indemnified party and indemnifying party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights.

                       (f) The Buyer Parties shall not be entitled to indemnification with respect to any matters to the extent of a Purchase Price adjustment under Section 2.5 for such matter.


                       (g) Notwithstanding anything herein to the contrary, no party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or its Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement or the Schedules attached hereto (including, without limitation, any adjustments to the Purchase Price under Section 2.5), or any document executed in connection with this Agreement or otherwise. Furthermore, in the event any Damages related to a claim by a party are covered by insurance, such party agrees to use commercially reasonable efforts to seek recovery under such insurance and such party shall not be entitled to recovery from any other party (and shall refund amounts received up to the amount of indemnification actually received) with respect to such Damages to the extent of such recovery under such insurance policy.

                       (h) Each party agrees to use reasonable efforts to mitigate any Damages which form the basis of any claim for indemnification hereunder.

                       (i) In the case any event shall have occurred which would otherwise entitle either party to assert a claim for indemnification hereunder, no Damages shall be deemed to have been sustained by such party to the extent of any actual Tax savings realized by such party with respect thereto (the "Tax Benefit"). Where an indemnified party has Tax losses, deductions, credits or other items available to it, the Tax Benefit from any Tax loses, deductions, credits or other items result from Damages shall be deemed realized only after the utilization of such Tax losses, deductions, credits or other items. Each party shall use commercially reasonable efforts to mitigate any Damages for which it is entitled to indemnification from any other party under this Agreement.

                       (j) Unless otherwise required by applicable law, all indemnification payments shall constitute adjustments to the Purchase Price for all tax purposes, and no party shall take any position inconsistent with such characterization.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  12.1. Press Releases and Announcements. No party will issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior approval of the other party; provided that any party may make any public disclosure it believes in good faith is required in order to secure a Permit, consent or other third party approval, by Law or the rules of any national securities exchange or any automated inter-dealer quotation system on which the securities of either party (or any Affiliate thereof) are listed or admitted for trading (in which case the disclosing party will advise the other party at least one (1) Business Day prior to making such disclosure).

                  12.2. Expenses. The Sellers or the Parents, with respect to the Sellers, the Parents and the Companies, and the Buyers, with respect to the Buyers, will bear all legal, accounting, investment banking and other expenses incurred by the Sellers, the Parents and the Companies, or the Buyers, respectively, in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

                  12.3. Amendments; Waivers. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Sellers and the Buyers (which amendments shall be binding on the Companies and the Parents). No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

                  12.4. Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the prior written consent of the other parties hereto; provided that the Buyers may assign to an Affiliate or Affiliates thereof the obligation to purchase the Interests or the Canadian Assets, in which event the Buyers shall have joint and several liability with such Affiliates with respect to such obligation. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

                  12.5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition of invalidity, without invalidating the remainder of this Agreement.

                  12.6. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  12.7. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  12.8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy or e-mail with confirmation of transmission by the transmitting equipment, one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or two (2) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Buyers and the Sellers at the respective address indicated below:

                  If to the Buyers:

                       Barnes Group Inc.
                       123 Main Street
                       Bristol, CT  06011-0489
                       Attention:  Senior Vice President, Corporate Development
                       Telecopy:  (860) 582-3228
                       E-mail:  pgoodrich@barnesgroupinc.com

                  With a copy to:

                       Barnes Group Inc.
                       123 Main Street
                       Bristol, CT  06011-0489
                       Attention:  Senior Vice President and General Counsel
                       Telecopy:  (860) 585-5396
                       E-mail:  sgates@barnesgroupinc.com

                 If to the Sellers:

                       c/o GC-SUN Investors, LLC
                       190 S. LaSalle Street, Suite 2830
                       Chicago, Illinois 60603
                       Attention:  Ronald D. Wray
                       Telecopy:  (312) 795-0455
                       E-mail: rwray@glencap.com

                 With a copy to:

                       Latham & Watkins
                       233 South Wacker Drive, Suite 5800
                       Chicago, Illinois 60606
                       Attention: Mark D. Gerstein
                       Telecopy: 312-993-9767
                       E-mail:  mark.gerstein@lw.com

                  12.9. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns; provided, however, that the D&O Indemnitees shall be third party beneficiaries of the rights to indemnification and release set forth in
Section 7.5 and Section 11.6(d) hereof.

                  12.10. Entire Agreement. This Agreement, the schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Agreement. Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of any statement, representation, warranty or understanding (whether negligently or innocently made) of any Person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

                  12.11. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

                  12.12. Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  12.13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

                  12.14. Submission to Jurisdiction. Each of the parties hereto submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Connecticut in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on the other parties by sending or delivering a copy of the process to the parties to be served at the address and in the manner provided for the giving of notices in Section 12.8 above. Nothing in this Section 12.14, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                  12.15. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.15.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement on the date first written above.



                                       BARNES GROUP INC.

                                       By:      /s/ Philip A. Goodrich
                                          --------------------------------------

                                       Name:    Philip A. Goodrich
                                            ------------------------------------
                                       Its:     Senior Vice President,Corporate
                                           -------------------------------------
                                                Development
                                           -------------------------------------


                                       BARNES GROUP CANADA CORP.

                                       By:      /s/ Joseph D. DeForte
                                          --------------------------------------
                                       Name:    Joseph D. DeForte
                                            ------------------------------------
                                       Its:     Director
                                           -------------------------------------


                                       KAR PRODUCTS, LLC

                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------

                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Its:     Vice President and Assistant
                                           -------------------------------------
                                                Secretary
                                           -------------------------------------


                                       A. & H. BOLT & NUT COMPANY LTD.

                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------
                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Its:     Vice President
                                           -------------------------------------

                                       GC-SUN HOLDINGS II, L.P.

                                       By:  GC-Sun G.P. II, Inc., its General
                                       Partner

                                            By:     /s/ Ronald D. Wray
                                               ---------------------------------
                                            Name:   Ronald D. Wray
                                                 -------------------------------
                                            Its:    Vice President and Assistant
                                                --------------------------------
                                                    Secretary
                                                --------------------------------


                                       A. & H. BOLT HOLDINGS, INC.

                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------
                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Its:     Vice President and Assistant
                                           -------------------------------------
                                                Secretary
                                           -------------------------------------


                                       SUNSOURCE CANADA INVESTMENT
                                       COMPANY

                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------
                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Its:     President
                                           -------------------------------------



                                       GC-SUN, INC.

                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------
                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Its:     Vice President and Assistant
                                           -------------------------------------
                                                Secretary
                                           -------------------------------------

                                       GC-SUN G.P. II, INC.

                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------
                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Its:     Vice President and Assistant
                                           -------------------------------------
                                                Secretary
                                           -------------------------------------


                                       GC-SUN G.P., INC.

                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------
                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Its:     Vice President and Assistant
                                           -------------------------------------
                                                Secretary
                                           -------------------------------------


                                       GC-SUN HOLDINGS, L.P.

                                       By:  GC-Sun G.P., Inc., its General
                                       Partner

                                            By:     /s/ Ronald D. Wray
                                               ---------------------------------
                                            Name:   Ronald D. Wray
                                                 -------------------------------
                                            Its:    Vice President and Assistant
                                                --------------------------------
                                                    Secretary
                                                --------------------------------

                     List of Omitted Schedules and Exhibits
                     --------------------------------------

The Registrant has omitted from this filing the Schedules and Exhibits listed below. The Registrant will furnish supplementally to the Commission, upon request, a copy of any omitted Schedule or Exhibit.

                  Omitted Disclosure Schedules:
                  -----------------------------

                   2.2(a)        Canadian Assets
                   2.2(b)        Canadian Excluded Assets
                   2.5           Accounting Methodology
                   3.2(k)        Required Consents
                   4.1           Organization
                   4.5           Consent, Approvals and Notices
                   4.7(a)        Financial Statements
                   4.8           Subsequent Events
                   4.9(a)        Tax Returns
                   4.9(b)        Audits
                   4.9(d)        Tax Adjustments and Threatened Audits
                   4.9(e)(1)     Tax Claims
                   4.9(e)(2)     Taxing Jurisdictions
                   4.9(h)        Timely Filing of Tax Returns
                   4.9(m)        Threatened Investigation, Audit or Claims
                   4.10(a)       Certain Contracts
                   4.10(b)       Certain Contracts
                   4.10(c)       Undisclosed Contracts
                   4.11(a)       Real Property - Owned Real Property
                   4.11(b)       Real Property - Leased Real Property
                   4.12(a)       Intellectual Property - Trademarks
                   4.12(c)       Intellectual Property - Licenses
                   4.13          Litigation
                   4.14(a)       Plans
                   4.14(d)       Plan Contributions
                   4.14(f)       Transaction Payments
                   4.14(g)       Benefits Beyond Retirement
                   4.14(n)       Terminability of Plan
                   4.15(a)       Threatened Strikes and Labor Slow downs
                   4.15(b)       Collective Bargaining Agreements
                   4.15(c)       Employees
                   4.15(d)       Retired Employees
                   4.15(e)       Terminated Employees
                   4.15(g)       Sales Incentive Programs
                   4.15(i)       Employee Sales
                   4.15(j)       Notices of Termination

                   4.15(k)       Liability Under Employment Laws
                   4.15(l)       Unpaid Salary, etc.
                   4.16(d)       Hazardous Releases
                   4.16(e)       Hazardous Materials on Real Property
                   4.16(g)       Environmental Reports
                   4.18          Permits
                   4.19          Liens
                   4.20          Accounts Receivable
                   4.22          Inventory
                   4.23          Insurance
                   4.26          Banks; Powers of Attorney
                   4.28(a)       Customers
                   4.28(b)(1)    Suppliers
                   4.28(b)(2)    Supplier Price Increases
                   6.4           Executive Employment Contracts
                   7.5           D&O Indemnitees
                   9.1(h)        Guarantees

                      Omitted Exhibits:
                      ----------------

                   3.2(i)        Form of Transition Services Agreement
                   3.2(j)(1)     Form of Owned Real Property Lease - Des Plaines
                                 Property
                   3.2(j)(2)     Form of Owned Real Property Lease - Windsor
                                 Property
                   4.15(h)       Form of Sales Employment Agreements